Exhibit 99(a)

Bank One Corporation
1 Bank One Plaza
Chicago, IL 60670

News Release

For Immediate Release

BANK ONE REPORTS RECORD EARNINGS OF $1.2 BILLION, OR $1.09 PER
SHARE, UP FROM $818 MILLION, OR $0.71 PER SHARE

(QUARTER BENEFITED FROM $0.22 PER SHARE OF SIGNIFICANT ITEMS)

•   RETAIL MOMENTUM – PROFITS UP 22% WITH GROWTH IN ACCOUNTS, DEPOSITS AND LOANS

•    CARD STRENGTH – PROFITS UP 29% DUE TO IMPROVEMENT IN MARGIN AND SPEND

•   INVESTMENT MANAGEMENT – PROFITS UP 82% DUE TO ZURICH AND GROWTH IN AUM

•    COMMERCIAL BANKING – PROFITS UP 93% DUE TO STRONG CREDIT RESULTS

CHICAGO, April 20, 2004 – Bank One Corporation (NYSE: ONE) today announced 2004 first quarter net income of $1.2 billion, or $1.09 per diluted share, compared to $818 million, or $0.71 per diluted share.

“We reported a record quarter for Bank One, demonstrating the power of our underlying franchises and the solid growth in our operating businesses. The momentum in Retail was evident in continued increases in accounts, deposits and loan production. Card reported a strong first quarter as a result of improved margin and increased charge volume, and middle market reported modest growth in loan balances,” said James Dimon, Chairman and Chief Executive Officer.

“In addition to real underlying growth in the businesses, our fortress balance sheet is now complete. Nonperforming loans have been reduced 48% since the peak in 2002, and charge-offs are at a more normal level. Overall return on equity increased, even after adjusting for some special items, despite the strength of our Tier 1 capital of 10.2%,” he said.

“Substantial progress has been made to integrate Bank One and JPMorgan Chase; management teams have been announced throughout the organization; enormous progress has been made to establish the new financial and risk policies and reporting framework; and many technology and integration issues have been addressed. We are very excited about the real benefits of this merger and the momentum we bring to the new organization,” Dimon said.

Highlights in the first quarter included the following:

•	Significant items resulted in a $0.22 per share net impact to the Company’s earnings.

($ millions)	Pre–tax	After–tax
Commercial Banking net allowance release	$180	$115
Net security gains	122	77
Earnings impact from non-core portfolio actions	86	55

Net impact to earnings	$388	$247

•	Retail’s performance continued to be driven by solid growth in net checking accounts, deposits, loan production and investment sales. Net income was $482 million, up $87 million, or 22%.
•	Net checking account growth remained strong with over 142,000 accounts added in the current quarter. Over the past 12 months, net checking accounts increased 494,000, or 10%.
•	Core deposit balances were $74.4 billion, up 8% from the prior year and 15% annualized from the prior quarter.
•	Home equity loan production continued to be strong, up 35% from the prior year and 23% annualized from the prior quarter. Home equity loan balances were $27.7 billion, up 28% from a year ago and 19% annualized from the prior quarter.
•	Investment sales were up 28% from the prior year and 16% from the prior quarter.
•	Retail branch expansion continued with the opening of 14 new banking centers and the addition of 175 ATMs during the quarter. Over the past 12 months, 560 ATMs were added to the network and 37% of the ATMs were replaced with upgraded functionality. Further, nearly 1,000 sales people were added, while overall headcount declined 1,667.

•	Commercial Banking’s performance continued to be driven by improvements in credit quality. Net income was $310 million, an increase of $90 million, or 41%, excluding the impact of the $180 million net allowance release.
•	Commercial Banking’s improvement in credit quality drove significant decreases in gross charge-offs and continued strength in recoveries. In corporate banking, recoveries outpaced gross charge-offs leading to $19 million of net recoveries. In middle market, net charge-offs were $11 million.
•	Capital markets revenues were flat to the prior quarter and higher than anticipated, but are not expected to continue at this level given the impact of the pending merger.
•	Middle market continued to benefit from previous actions taken to improve performance. While loan balances increased only slightly during the quarter, it represented the first increase in more than two years.

•	Card Services’ net income was $319 million, up $71 million, or 29%, as spread improvements and higher securitized loan balances were partially offset by higher marketing expenses and an increase in the allowance for loan losses.
•	Managed margin as a percentage of average managed loans increased 131 basis points over the prior year and 49 basis points over the prior quarter, continuing the positive trends. Rising rates may pressure margin in the future.
•	Average owned loans were relatively flat, but average managed loans increased $1.3 billion, or 2%, and charge volume increased $3.7 billion, or 10%.
•	Card Services continued its successful co-branding efforts by launching new products with key brands such as Southwest Airlines, and adding several new partners such as Audi of America.
•	Credit quality remains strong. The managed net charge-off ratio increased slightly to 5.35% from 5.29% in the prior year but decreased from 5.43% in the prior quarter. The 30-day managed delinquency ratio decreased to 3.75% from 4.08% in the prior year and 3.90% in the prior quarter. The reported net charge-off ratio decreased to 4.24% from 5.24% in the prior year and 4.62% in the prior quarter.

•	Investment Management’s net income totaled $133 million, an increase of $60 million, or 82%, driven by the 2003 acquisition of Zurich Life (“Zurich”), which is performing consistently better than forecasted, and continued growth in assets under management and deposits.
•	Assets under management were $188.3 billion, an increase of 19% over the prior year and 3% annualized over the prior quarter. Excluding the impact of the acquisition of Zurich and Security Capital, net inflows of long-term assets were $12.6 billion during the last four quarters.
•	Integration of Zurich is on target as reductions in operating expenses and headcount continue to be realized. Additionally, Security Capital continues to show strong post-acquisition results.
•	Continued customer focus in private client services led to increases in loans and deposits of $576 million, or 9%, and $2.4 billion, or 24%, respectively.

LINE OF BUSINESS DISCUSSION

All comparisons are to the applicable period in the prior year unless otherwise specified.

Reported Net Income (Loss) by Line of Business

	1Q04	4Q03	1Q03	% change
				4Q03	1Q03
($ millions)
Retail	$482	$398	$395	21%	22%
Commercial Banking	425	376	220	13	93
Card Services	319	347	248	(8)	29
Investment Management	133	105	73	27	82
Corporate	(126)	(248)	(118)	49	(7)

Total Corporation	$1,233	$978	$818	26%	51%

RETAIL

Retail net income was $482 million, up $87 million, or 22%, driven by growth in deposits, loans and investment sales, partially offset by higher sales related expenses. Compared to the prior quarter, net income increased $84 million, or 21%, primarily due to a decline in the provision for credit losses and the seasonal impact of tax-refund anticipation lending.

Total revenue increased $147 million, or 9%, to $1.7 billion. Net interest income was $1.2 billion, up $119 million, or 11%, due primarily to the growth in core deposits and home equity loan balances, slightly offset by lower time deposits.

Noninterest income was $487 million, up $28 million, or 6%, driven by higher deposit service charges, debit card volume, and investment sales revenue. This increase was partially offset by the impact of the lower debit card interchange rates, which Visa negotiated with its customers in 2003, and lower mortgage loan origination fees.

Noninterest expense was $854 million, an increase of $11 million, or 1%, primarily due to higher commissions, incentives payments, benefits and marketing expense. These increases were partially offset by lower collections-related expenses as well as lower fraud and operating expenses.

Provision for credit losses was $114 million, down $2 million, or 2%. Compared to the prior quarter, provision was down $28 million, or 20%. This improvement was due to the absence of write-downs in other personal loans as well as lower charge-offs in essentially all portfolios. Partially offsetting this improvement was the increase in the allowance related to the tax-refund anticipation lending business. The net charge-off ratio, as a percentage of average loans, was 0.66%, an improvement from 0.78% in the prior year and 1.06% in the prior quarter.

The allowance for loan losses of $690 million represented 1.26% of period-end loans. Nonperforming assets were $561 million, down $228 million, or 29%, from the prior year and $56 million, or 9%, from the prior quarter.

COMMERCIAL BANKING

Commercial Banking net income increased $205 million to $425 million, which included a $115 million after-tax reduction in the allowance for credit losses. Excluding the impact of the net allowance release, net income was $310 million, an increase of $90 million, or 41%, as a result of the continued improvement in credit quality.

Effective December 31, 2003, assets and liabilities related to the asset-backed conduit business were consolidated, as the Company adopted FIN 46. Net revenue related to these assets was previously reported primarily as noninterest income. In the current quarter, the consolidation had relatively no impact to net income, however net interest income increased $14 million and noninterest income decreased $10 million.

Net interest income was essentially flat at $570 million, and reflected the impact of an 11% reduction in average loan volume, partially offset by improved collections on nonperforming loans and improvements in capital markets activities such as equity derivatives. Corporate banking loan balances were down $1.3 billion from the prior quarter, primarily due to continued favorable capital markets financing alternatives and merger-related business impacts. Conversely, middle market continued to benefit from previous actions taken to improve performance. While loan balances increased only slightly during the quarter, it represented the first increase in more than two years.

Noninterest income was $431 million, up $27 million, or 7%, largely due to higher service charges on deposits, strong foreign exchange trading revenues, higher commercial card fees and increased syndication fees. Partially offsetting these improvements were lower gains on sales of tax-oriented investments and lower investment grade origination fees. Trading gains (losses), reported in noninterest income, included gains of $8 million on the credit derivatives hedge portfolio, compared to losses of $54 million in the prior year.

Noninterest expense increased 7% to $605 million, primarily due to increased compensation expense. Compared to the prior quarter, salaries and employee benefits decreased $11 million, or 3%, primarily reflecting transfers of operations staff to Corporate as well as staff reductions in global treasury services.

Credit quality continued to improve, as indicated by a $136 million decline in net charge-offs. Compared to the prior quarter, net charge-offs declined $74 million.

	Corporate Banking			Middle Market
($ millions)	1Q04	4Q03	1Q03	1Q04	4Q03	1Q03

Net charge-offs/(recoveries)	$(19)	$28	$81	$11	$38	$47

Net charge-off/(recoveries) ratio	(0.28)%	0.41%	1.06%	0.17%	0.57%	0.64%

Nonperforming loans	$236	$321	$814	$584	$715	$947

The reduced size of the loan portfolio and the continued improvement in credit quality led to a $180 million reduction in the allowance for credit losses, related to both corporate banking and middle market. The allowance for loan losses represented 3.78% of period-end loans, a decrease from 4.17% in the prior year and 4.06% in the prior quarter. Nonperforming loans declined $941 million, or 53%, to $820 million, reflecting declines of $578 million, or 71%, in corporate banking and $363 million, or 38%, in middle market. Compared to the prior quarter, nonperforming loans decreased 26% in corporate banking and 18% in middle market.

CARD SERVICES

Reported Basis

Card Services net income was $319 million, up $71 million, or 29%, as spread improvements and higher securitized receivable balances were partially offset by higher marketing expenses and increased provision for credit losses as a result of an increase in allowance for loan losses. Net income decreased $28 million, or 8%, from the prior quarter as seasonally lower charge volume and higher marketing expenses were partially offset by continued spread improvements and higher total receivables.

Total revenue increased $235 million, or 22%, to $1.3 billion as net interest income increased $174 million, or 56%, to $483 million and noninterest income increased $61 million, or 8%, to $842 million. The increase in net interest income was primarily the result of spread improvement, as average total receivables of $39 billion were relatively flat. The increase in noninterest income was primarily the result of higher securitized loans and spread improvements, as well as a small gain from a portfolio sale. Paymentech Inc., the Company’s merchant card processor, reported a 23% increase in total transactions and a 26% increase in volume.

Compared to the prior quarter, total revenue decreased $21 million, or 2%, as an increase in net interest income of $69 million, or 17%, was offset by a decrease in noninterest income of $90 million, or 10%. The increase in net interest income was primarily the result of spread improvements and higher total receivables. The decrease in noninterest income was primarily the result of lower securitized loans and seasonally lower net interchange income, partially offset by higher securitized loan spread, higher net securitization gains and a small gain from a portfolio sale.

Noninterest expense was $641 million, an increase of $114 million, or 22%, from the prior year and $26 million, or 4%, from the prior quarter due primarily to higher marketing expenses.

Provision for credit losses increased $10 million, or 6%, to $171 million over the prior year and $3 million, or 2%, over the prior quarter. The net charge-off ratio was 4.24%, down from 5.24% in the prior year and 4.62% in the prior quarter. The $40 million increase in the allowance for loan losses was a result of a 10% increase in loans held-in-portfolio over the prior quarter. The 30-day delinquency ratio increased to 3.05% from 2.81% in the prior year but decreased from 3.31% in the prior quarter.

Managed Basis (Non-GAAP)

The Company believes that it is more meaningful to review performance on a managed basis as the on-balance sheet portfolio has a greater percentage of new originations and, therefore, is less seasoned. The following is a discussion of items affecting the managed portfolio.

Total managed revenue increased $293 million, or 15%, to $2.2 billion as managed net interest income increased $280 million, or 19%, to $1.8 billion and managed noninterest income increased $13 million, or 3%, to $436 million. The increase in managed net interest income was primarily the result of spread improvements and higher average managed receivables. Average managed loans were $74.6 billion, an increase of $1.3 billion, or 2%. Managed margin increased to 9.47% from 8.16% in the prior year. The increase in managed noninterest income was primarily the result of a $3.7 billion, or 10%, increase in charge volume, which generated higher interchange income and a small gain from a portfolio sale, partially offset by higher volume-driven payments to partners and rewards expense. Paymentech Inc., the Company’s merchant card processor, reported a 23% increase in total transactions and a 26% increase in total volume.

Compared to the prior quarter, total managed revenue decreased $13 million, or 1%, as the increase in managed net interest income of $68 million, or 4%, was offset by the decrease of $81 million in managed noninterest income. The increase in managed net interest income was primarily the result of spread improvements. The decrease in managed noninterest income was primarily the result of seasonally lower net interchange income partially offset by higher net securitization gains and a small gain from a portfolio sale.

Managed noninterest expense was $641 million, an increase of $114 million, or 22%, from the prior year and $26 million, or 4%, from the prior quarter due primarily to higher marketing expenses.

The managed provision for credit losses increased $68 million, or 7%, to $1 billion, primarily driven by higher managed loan balances, higher non-bankruptcy losses and a $40 million increase in the allowance for loan losses in the quarter. Compared to the prior quarter, the managed provision for credit losses was flat. Managed credit ratios remain strong. The managed net charge-off ratio increased slightly to 5.35% from 5.29% in the prior year but decreased from 5.43% in the prior quarter. The 30-day managed delinquency ratio decreased to 3.75% from 4.08% in the prior year and 3.90% in the prior quarter.

INVESTMENT MANAGEMENT

Investment Management net income totaled $133 million, an increase of $60 million, or 82%, driven by the acquisition of Zurich, an improved market, net inflows of long-term assets and strong deposit growth.

Assets under management increased $30 billion, or 19%, to $188.3 billion. Equity and fixed income assets increased 48% and 35%, respectively. A significant portion of the increase was driven by the institutional channel, which increased $18.4 billion, or 23%. The Zurich acquisition added $5.1 billion to fixed income and the institutional channel. The Security Capital acquisition added $3.7 billion to equity funds. One Group mutual fund assets increased $5.4 billion, or 6%, to $102.9 billion.

Net interest income increased $80 million, or 90%, to $169 million, largely attributable to Zurich and continued strong deposit growth, primarily in private client services. Total average deposits were $12 billion, an increase of $2.1 billion, or 21%.

Noninterest income increased $120 million, or 54%, to $343 million, primarily driven by Zurich. In addition, improved market conditions, a more favorable mix towards long-term assets under management and positive overall net inflows contributed to the increase. Compared to the prior quarter, the improvement in noninterest income was due primarily to the seasonal impact of private client services’ tax preparation business.

Noninterest expense increased $110 million, or 57%, to $303 million, primarily the result of salaries and benefits and other operating expenses related to Zurich.

The $4 million decrease in provision for credit losses reflected lower net charge-offs and strong recoveries, as credit quality in private client services continued to improve.

CORPORATE

Corporate net loss totaled $126 million, compared with a net loss of $118 million. Corporate includes treasury activities, investment portfolios, other unallocated corporate expenses, the non-core portfolios, and the discontinued corporate trust operations.

Corporate net loss from continuing operations for the quarter included the following pre-tax components:

	($ millions)
•	Treasury net interest expense	$182

•	Net security gains	122

•	Corporate unallocated expenses	231

Treasury net interest expense was $182 million, an $82 million increase as a result of lower interest rates. Compared to the prior quarter, net interest expense increased $75 million, a function of lower rates and balance sheet positioning.

Net securities gains were $122 million, a result of net gains in both principal investments and the treasury investment portfolio. This compared to net security gains of $69 million and net security losses of $173 million in the prior year and prior quarter, respectively.

Corporate expenses were $231 million, compared to $120 million in the prior year and $246 million in the prior quarter. The increase over the prior year resulted from higher compensation and merger-related costs. The prior quarter included a $100 million addition to the litigation reserve.

In addition, during the quarter, $651 million of non-core home equity loans were sold and additional write-downs were taken to reflect the estimated market value of certain non-core home equity loans. The net effect of these actions increased net income by $55 million. As a result of these actions and the continued liquidation of the portfolios, end of period non-core loan balances were $7 billion, down 49% from the prior year and 19% from the prior quarter. Provision for credit losses was $46 million, a decrease of $43 million from the prior year, driven by lower loan balances.

Other Corporate Items

Capital and leverage continued to be strong as identified below:

	1Q04	4Q03	1Q03
Tier 1 Capital	10.2%	10.0%	10.0%

Total Capital	13.8%	13.7%	13.8%

Leverage	8.1%	8.8%	8.9%

TCE/TMA	6.2%	5.7%	6.9%

Effective December 31, 2003, the Company implemented FIN 46, consolidating the assets and liabilities related to its conduit business. Interim regulations providing risk-based capital relief remained in effect; therefore, neither Tier 1 nor Total Capital was negatively impacted in the quarter. The leverage ratio and the tangible common equity/tangible managed asset ratio were impacted as a result of the additional assets. Excluding the impact of the consolidation, these ratios would have been 9.2% and 7.0%, respectively, at March 31, 2004.

The Company repurchased nearly four million shares of common stock in the first quarter at an average cost of $51.72 per share. As of March 31, 2004, $2.2 billion remained available under the $3 billion program that was approved in July 2003.

Bank One Corporation (www.bankone.com) is the nation’s sixth-largest bank holding company, with assets of $320 billion. Bank One currently has more than 51 million credit cards issued, nearly 7 million retail households, and approximately 20,000 middle market customers. It also manages $188 billion of clients’ investment assets.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter’s results will be held today, April 20, 2004, at 3:00 p.m. (Eastern). To participate, phone (800) 811-0667 (domestic) or (913) 981-4901 (international); confirmation code 483483.

The live audio webcast will be available through the Investor Relations section of Bank One’s website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 6:00 p.m. (Eastern) today through April 30, 2004, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); confirmation code 483483.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2003.

In connection with the proposed transaction, JPMorgan Chase has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement-prospectus with regard to the proposed merger and Bank One has filed a Definitive Proxy Statement on Schedule 14A with the SEC that also contains the joint proxy statement-prospectus. Stockholders are advised to read the joint proxy statement-prospectus because it contains important information. Stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by JPMorgan Chase and Bank One with the SEC, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement-prospectus and the SEC filings incorporated by reference in the joint proxy statement-prospectus can also be obtained, without charge, by directing a request to J.P. Morgan Chase & Co., 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to Bank One Corporation, 1 Bank One Plaza, IL1-0738, Chicago, IL 60670, Attention: Investor Relations (312-732-4812).

###

Media Contact:		Investor Contacts:
Thomas A. Kelly	(312) 732-7007	Amy R. Fahey	(312) 732-5771
		Sandra M. Moe	(312) 732-8013
		Charles A. Peruski	(312) 732-5531

FINANCIAL INFORMATION

FIRST QUARTER 2004

NOTES:

Refer to the 2003 Annual Report for definitions and methodologies. Line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

Summary Earnings Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
NET INCOME by LOB ($ millions)
Retail	$482	$398	$392	$373	$395	$84	21%	$87	22%
Commercial Banking	425	376	363	252	220	49	13	205	93
Card Services	319	347	285	279	248	(28)	(8)	71	29
Investment Management Group	133	105	91	76	73	28	27	60	82
Corporate	(127)	(633)	(257)	(133)	(125)	506	80	(2)	(2)

Income from continuing operations	$1,232	$593	$874	$847	$811	639	N/M	421	52

Discontinued Operations
Income from discontinued operations	$1	$604	$14	$14	$11	$(603)	N/M	$(10)	(91)
Applicable income taxes	—	219	5	5	4	(219)	N/M	(4)	N/M

Income from discontinued operations	$1	$385	$9	$9	$7	(384)	N/M	(6)	(86)

Net Income	$1,233	$978	$883	$856	$818	255	26	415	51

Retail	39.1%	67.1%	44.9%	44.0%	48.7%	(28.0)%		(9.6)%
Commercial Banking	34.5	63.4	41.5	29.8	27.1	(28.9)		7.4
Card Services	25.9	58.5	32.6	32.9	30.6	(32.6)		(4.7)
Investment Management Group	10.8	17.7	10.4	9.0	9.0	(6.9)		1.8
Corporate	(10.3)	(106.7)	(29.4)	(15.7)	(15.4)	96.4		5.1

Income from continuing operations	100.0	100.0	100.0	100.0	100.0

CAPITAL RATIOS
Tier 1 capital	10.2%	10.0%	9.8%	9.7%	10.0%	0.2%		0.2%
Total capital	13.8	13.7	13.5	13.6	13.8	0.1		—
Leverage	8.1	8.8	8.4	8.7	8.9	(0.7)		(0.8)

COMMON STOCK DATA
Average shares outstanding (millions)
Basic shares	1,115	1,109	1,115	1,132	1,148	6	1%	(33)	(3)%
Diluted shares	1,135	1,122	1,124	1,140	1,156	13	1	(21)	(2)

Basic earnings per share
Income from continuing operations	$1.11	$0.53	$0.78	$0.75	$0.70	$0.58	N/M	$0.41	59
Income from discontinued operations	—	0.35	0.01	0.01	0.01	(0.35)	N/M	(0.01)	N/M

Net Income	$1.11	$0.88	$0.79	$0.76	$0.71	$0.23	26	$0.40	56

Diluted earnings per share
Income from continuing operations	$1.09	$0.53	$0.78	$0.74	$0.70	$0.56	N/M	$0.39	56
Income from discontinued operations	—	0.34	0.01	0.01	0.01	(0.34)	N/M	(0.01)	N/M

Net Income	$1.09	$0.87	$0.79	$0.75	$0.71	$0.22	25	$0.38	54

Cash dividends declared	0.45	0.25	0.25	0.21	0.21	.0.20	80	0.24	N/M
Book value per share	21.86	20.92	20.05	19.70	19.44	0.94	4	2.42	12
Stock price, quarter-end	54.52	45.59	38.65	37.18	34.62	8.93	20	19.90	57

Headcount	71,039	71,196	71,240	72,323	74,077	(157)	—	(3,038)	(4)

Select Financial Information—Reported Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%

INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense	$4,565	$4,113	$4,084	$4,072	$3,943	$452	11%	$622	16%

Net interest income—fully taxable-equivalent ("FTE") basis (1)	2,249	2,154	2,127	2,009	2,021	95	4	228	11
Noninterest income	2,361	2,004	1,998	2,102	1,959	357	18	402	21

Total revenue, net of interest expense ("FTE")	4,610	4,158	4,125	4,111	3,980	452	11	630	16
Provision for credit losses	141	672	416	461	496	(531)	(79)	(355)	(72)
Noninterest expense	2,663	2,656	2,421	2,403	2,297	7	—	366	16

Income from continuing operations	$1,232	$593	$874	$847	$811	$639	N/M	$421	52

Discontinued Operations
Income from discontinued operations	$1	$604	$14	$14	$11	$(603)	N/M	$(10)	(91)
Applicable income taxes	—	219	5	5	4	(219)	N/M	(4)	N/M

Income from discontinued operations	$1	$385	$9	$9	$7	$(384)	N/M	$(6)	(86)

Net Income	$1,233	$978	$883	$856	$818	$255	26	$415	51

BALANCE SHEET DATA - ENDING BALANCES ($ millions)
Loans	$137,529	$138,147	$141,710	$144,583	$144,747	(618)	0%	(7,218)	(5)%
Total assets	319,590	326,563	290,473	299,999	288,464	(6,973)	(2)	31,126	11
Deposits	165,940	164,621	163,411	172,015	167,075	1,319	1	(1,135)	(1)
Long-term debt (2)	45,312	46,764	44,225	46,070	44,950	(1,452)	(3)	362	1
Common stockholders' equity	24,598	23,419	22,411	22,257	22,316	1,179	5	2,282	10
Total stockholders' equity	24,598	23,419	22,411	22,257	22,316	1,179	5	2,282	10

CREDIT QUALITY
Net charge-offs to average loans	0.78%	3.11%	1.50%	1.35%	1.35%	(2.33)%		(0.57)%
Total net charge-offs ($ millions)	272	1,084	540	489	495	(812)	(75)%	(223)	(45)%
Allowance for loan losses to period-end loans	2.63	2.75	2.98	2.95	2.87	(0.12)		(0.24)
Allowance for credit losses to period-end loans (3)	3.03	3.14	3.34	3.35	3.31	(0.11)		(0.28)
Nonperforming assets to related assets (4)	1.42	1.73	2.06	2.28	2.38	(0.31)		(0.96)

FINANCIAL PERFORMANCE
Return on average assets	1.56%	1.38%	1.23%	1.24%	1.22%	0.18%		0.34%
Return on average common equity	20.5	16.8	15.8	15.3	14.7	3.7		5.8
Net interest margin	3.25	3.50	3.45	3.37	3.45	(0.25)		(0.20)
Efficiency ratio	57.8	63.9	58.7	58.5	57.7	(6.1)		0.1

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $45 million, $45 million, $41 million, $39 million, and $37 million for the quarters ended March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003 and March 31, 2003, respectively. Net interest income is presented rather than gross interest income and gross interest expense because the Corporation relies primarily on net interest income to assess performance.
(2)	Includes trust preferred capital securities.
(3)	The allowance for credit losses includes the allowance for loan losses of $3,323 million, $3,472 million, $3,907 million, $3,962 million and $3,926 million and reserve for unfunded lending commitments and standby letters of credit which is included in other liabilities of $508 million, $490 million, $467 million, $536 million, $600 million, each for the periods March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003 and March 31, 2003, respectively.
(4)	Related assets consist of loans outstanding including loans held for sale and other real estate owned.

Select Financial Information—Managed Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
MANAGED FINANCIAL DATA ($ millions)
Total managed revenue, net of interest expense	$5,433	$4,973	$4,857	$4,842	$4,752	$460	9%	$681	14%

Managed net interest income - fully taxable-equivalent ("FTE") basis (1) (2)	3,523	3,429	3,318	3,165	3,189	94	3	334	10
Managed noninterest income (2)	1,955	1,589	1,580	1,716	1,600	366	23	355	22

Total managed revenue, net of interest expense ("FTE")	5,478	5,018	4,898	4,881	4,789	460	9	689	14
Managed provision for credit losses	1,009	1,532	1,189	1,230	1,306	(523)	(34)	(297)	(23)
Managed noninterest expense	2,663	2,656	2,421	2,403	2,297	7	—	366	16

Managed income from continuing operations	1,232	593	874	847	811	639	N/M	421	52

Discontinued Operations
Income from discontinued operations	1	604	14	14	11	(603)	N/M	(10)	(91)
Applicable income taxes	—	219	5	5	4	(219)	N/M	(4)	N/M

Income from discontinued operations	1	385	9	9	7	(384)	N/M	(6)	(86)

Managed income, net of expense before taxes	$1,233	$978	$883	$856	$818	$255	26	$415	51

Memo: Managed credit card revenue	494	613	556	525	492	(119)	(19)	2	—

MANAGED BALANCE SHEET DATA - ENDING BALANCES ($ millions)
Managed loans	$199,283	$202,440	$201,758	$204,829	$205,208	$(3,157)	(2)%	$(5,925)	(3)%
Managed total assets	353,859	363,663	327,236	335,831	323,769	(9,804)	(3)	30,090	9

MANAGED CREDIT QUALITY RATIOS
Managed net charge-offs to average loans	2.27%	3.87%	2.60%	2.47%	2.52%	(1.60)%		(0.25)%
Total managed net charge-offs ($ millions)	$1,140	$1,944	$1,313	$1,258	$1,305	$(804)	(41)%	$(165)	(13)%

FINANCIAL PERFORMANCE ON A MANAGED BASIS
Managed net interest margin	4.50%	4.82%	4.68%	4.61%	4.74%	(0.32)%		(0.24)%
Managed efficiency ratio	48.6	52.9	49.4	49.2	48.0	(4.3)		0.6

MANAGED CAPITAL RATIO
Managed tangible common equity/managed tangible assets	6.2%	5.7%	6.0%	5.9%	6.2%	0.5%		0.0%

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 73 and Note 11, "Credit Card Securitizations, " of the December 31, 2003 Form 10-K for additional information related to the Corporation's securitization activity.

(1)	Net interest income-FTE includes taxable equivalent adjustments of $45 million, $45 million, $41 million, $39 million, and $37 million for the quarters ended March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. Net interest income is presented rather than gross interest income and gross interest expense because the Corporation relies primarily on net interest income to assess performance.
(2)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

Reconciliation of Consolidated Reported and Managed Data

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense
Reported data for the period	$4,565	$4,113	$4,084	$4,072	$3,943
Securitization adjustments	868	860	773	770	809

Total managed revenue, net of interest expense	5,433	4,973	4,857	4,842	4,752

Net interest income—FTE
Reported data for the period	2,249	2,154	2,127	2,009	2,021
Securitization adjustments	1,274	1,275	1,191	1,156	1,168

Managed net interest income—FTE	3,523	3,429	3,318	3,165	3,189

Noninterest income
Reported data for the period	2,361	2,004	1,998	2,102	1,959
Securitization adjustments	(406)	(415)	(418)	(386)	(359)

Managed noninterest income	1,955	1,589	1,580	1,716	1,600

Total revenue, net of interest expense- FTE
Reported data for the period	4,610	4,158	4,125	4,111	3,980
Securitization adjustments	868	860	773	770	809

Total managed revenue, net of interest expense - FTE	5,478	5,018	4,898	4,881	4,789

Provision for credit losses
Reported data for the period	141	672	416	461	496
Securitization adjustments	868	860	773	769	810

Managed provision for credit losses	1,009	1,532	1,189	1,230	1,306

Credit card revenue
Reported data for the period	900	1,028	974	911	851
Securitization adjustments	(406)	(415)	(418)	(386)	(359)

Managed credit card revenue	494	613	556	525	492

BALANCE SHEET—ENDING BALANCES ($ millions)
Loans
Reported	$137,529	$138,147	$141,710	$144,583	$144,747
Securitization adjustments	61,754	64,293	60,048	60,246	60,461

Managed loans	199,283	202,440	201,758	204,829	205,208

Total assets
Reported	319,590	326,563	290,473	299,999	288,464
Securitization adjustments	34,269	37,100	36,763	35,832	35,305

Managed total assets	353,859	363,663	327,236	335,831	323,769

Reconciliation of Consolidated Reported and Managed Data

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET—AVERAGE BALANCES ($ millions)
Investment securities
Reported	$84,350	$75,779	$71,738	$66,735	$65,050
Securitization adjustments	(25,798)	(23,058)	(21,255)	(22,722)	(25,893)

Managed investment securities	58,552	52,721	50,483	44,013	39,157

Loans
Reported	138,652	139,741	144,162	144,635	146,419
Securitization adjustments	62,281	61,074	57,858	58,945	61,020

Managed loans	200,933	200,815	202,020	203,580	207,439

Other assets
Reported	42,697	41,089	43,090	41,452	38,892
Securitization adjustments	(854)	(705)	(574)	(559)	(566)

Managed other assets	41,843	40,384	42,516	40,893	38,326

Total assets
Reported	317,593	281,746	283,676	276,809	272,489
Securitization adjustments	35,629	37,311	36,029	35,664	34,561

Managed total assets	353,222	319,057	319,705	312,473	307,050

Other short-term borrowings
Reported	44,454	10,935	11,216	13,413	12,433
Securitization adjustments	35,629	37,311	36,029	35,664	34,561

Managed other short-term borrowings	80,083	48,246	47,245	49,077	46,994

Total liabilities and stockholders' equity
Reported	317,593	281,746	283,676	276,809	272,489
Securitization adjustments	35,629	37,311	36,029	35,664	34,561

Managed total liabilities and equity	353,222	319,057	319,705	312,473	307,050

CREDIT QUALITY ($ millions)
Net charge-offs
Reported data for the period	$272	$1,084	$540	$489	$495
Securitization adjustments	868	860	773	769	810

Managed net charge-offs	1,140	1,944	1,313	1,258	1,305

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership.

The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 73 and Note 11, "Credit Card Securitizations," of the December 31, 2003 Form 10-K for additional information related to the Corporation's securitization activity.

Consolidated Statements of Income

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net Interest Income
Interest income	$3,297	$3,172	$3,172	$3,130	$3,187	$125	4%	$110	3%
Interest expense	1,093	1,063	1,086	1,160	1,203	30	3	(110)	(9)

Total net interest income	2,204	2,109	2,086	1,970	1,984	95	5	220	11

Noninterest Income
Banking fees and commissions	486	456	441	458	440	30	7	46	10
Credit card revenue	900	1,028	974	911	851	(128)	(12)	49	6
Service charges on deposits	421	432	433	413	383	(11)	(3)	38	10
Fiduciary and investment management fees	192	171	164	161	160	21	12	32	20
Investment securities gains (losses)	129	(167)	68	152	69	296	N/M	60	87
Trading gains (losses)	56	23	23	(76)	4	33	N/M	52	N/M
Other income (loss)	177	61	(105)	83	52	116	N/M	125	N/M

Total noninterest income	2,361	2,004	1,998	2,102	1,959	357	18	402	21

Total revenue, net of interest expense	4,565	4,113	4,084	4,072	3,943	452	11	622	16

Provision for credit losses	141	672	416	461	496	(531)	(79)	(355)	(72)

Noninterest Expense
Salaries and employee benefits	1,280	1,186	1,193	1,213	1,173	94	8	107	9
Occupancy	178	174	175	166	164	4	2	14	9
Equipment	117	126	119	117	111	(9)	(7)	6	5
Outside service fees and processing	322	315	290	282	266	7	2	56	21
Marketing and development	290	263	253	215	226	27	10	64	28
Telecommunication	55	53	58	54	48	2	4	7	15
Other intangible amortization	33	39	34	32	32	(6)	(15)	1	3
Other expense	388	500	299	324	277	(112)	(22)	111	40

Total noninterest expense	2,663	2,656	2,421	2,403	2,297	7	—	366	16

Income from continuing operations	1,761	785	1,247	1,208	1,150	976	N/M	611	53
Applicable income taxes	529	192	373	361	339	337	N/M	190	56

Income from continuing operations, net of taxes	$1,232	$593	$874	$847	$811	$639	N/M	$421	52%

Discontinued Operations
Income from discontinued operations	$1	$604	$14	$14	$11	$(603)	N/M	$(10)	(91)%
Applicable income taxes	—	219	5	5	4	(219)	N/M	(4)	N/M

Income from discontinued operations, net of taxes	$1	$385	$9	$9	$7	$(384)	N/M	$(6)	(86)%

Net Income	$1,233	$978	$883	$856	$818	$255	26%	$415	51%

Basic earnings per share
Income from continuing operations, net of taxes	$1.11	$0.53	$0.78	$0.75	$0.70	$(0.58)	N/M	$(0.41)	59%
Income from discontinued operations, net of taxes	—	0.35	0.01	0.01	0.01	(0.35)	N/M	(0.01)	N/M

Net Income	$1.11	$0.88	$0.79	$0.76	$0.71	$0.23	26%	$0.40	56%

Diluted earnings per share
Income from continuing operations, net of taxes	$1.09	$0.53	$0.78	$0.74	$0.70	$0.56	N/M	$0.39	56%
Income from discontinued operations, net of taxes	—	0.34	0.01	0.01	0.01	(0.34)	N/M	(0.01)	N/M

Net Income	$1.09	$0.87	$0.79	$0.75	$0.71	$0.22	25%	$0.38	54%

Average shares outstanding (millions)
Basic	1,115	1,109	1,115	1,132	1,148	6	1%	(33)	(3)%
Diluted	1,135	1,122	1,124	1,140	1,156	13	1	(21)	(2)

Retail Line of Business Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE (1)	$1,241	$1,121	$1,102	$1,077	$1,122	$120	11%	$119	11%
Banking fees and commissions	189	158	170	175	189	31	20	—	—
Credit card revenue	56	52	53	59	53	4	8	3	6
Service charges on deposits	232	239	242	225	204	(7)	(3)	28	14
Other income (loss)	10	19	28	2	13	(9)	(47)	(3)	(23)

Total noninterest income	487	468	493	461	459	19	4	28	6

Total revenue, net of interest expense	1,728	1,589	1,595	1,538	1,581	139	9	147	9

Provision for credit losses	114	142	139	108	116	(28)	(20)	(2)	(2)

Salaries and employee benefits (2)	404	374	390	407	386	30	8	18	5
Other expense (2)	450	445	449	435	457	5	1	(7)	(2)

Total noninterest expense	854	819	839	842	843	35	4	11	1

Income before income taxes	760	628	617	588	622	132	21	138	22
Applicable income taxes	278	230	225	215	227	48	21	51	22

Net income	$482	$398	$392	$373	$395	$84	21%	$87	22%

FINANCIAL PERFORMANCE
Return on average common equity	41%	33%	33%	31%	34%	8%		7%
Efficiency ratio	49	52	53	55	53	(3)		(4)

Headcount (2)	31,468	31,264	30,867	31,812	33,135	204	1	(1,667)	(5)

ENDING BALANCES ($ millions)
Small business commercial	$10,387	$10,216	$10,122	$10,050	$9,946	$171	2%	$441	4%
Home equity	27,685	26,432	25,252	23,863	21,688	1,253	5	5,997	28
Vehicle	13,548	13,571	13,841	13,873	14,223	(23)	—	(675)	(5)
Other personal loans	6,006	6,016	6,199	5,919	6,378	(10)	—	(372)	(6)

Total loans (3)	57,626	56,235	55,414	53,705	52,235	1,391	2	5,391	10

Assets	60,109	58,772	58,080	56,900	55,739	1,337	2	4,370	8

Demand deposits	31,509	30,587	29,642	29,280	28,534	922	3	2,975	10
Savings	42,893	41,093	40,581	40,066	40,155	1,800	4	2,738	7

Core deposits	74,402	71,680	70,223	69,346	68,689	2,722	4	5,713	8
Time	17,140	17,881	18,616	19,486	20,617	(741)	(4)	(3,477)	(17)

Total deposits	91,542	89,561	88,839	88,832	89,306	1,981	2	2,236	3

Equity	4,774	4,774	4,774	4,774	4,774	—	—	—	—

Retail Line of Business Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Small business commercial	$10,347	$10,142	$10,126	$10,010	$9,955	$205	2%	$392	4%
Home equity	26,957	25,790	24,499	22,807	21,199	1,167	5	5,758	27
Vehicle	13,606	13,672	13,962	13,989	14,436	(66)	—	(830)	(6)
Other personal loans	6,350	5,995	6,147	6,087	7,020	355	6	(670)	(10)

Total loans	57,260	55,599	54,734	52,893	52,610	1,661	3	4,650	9

Assets	59,725	58,087	57,467	56,261	56,075	1,638	3	3,650	7

Demand deposits	30,928	30,124	29,632	28,809	27,597	804	3	3,331	12
Savings	41,887	41,041	40,354	40,107	39,575	846	2	2,312	6

Core deposits	72,815	71,165	69,986	68,916	67,172	1,650	2	5,643	8
Time	17,506	18,260	18,985	20,095	21,181	(754)	(4)	(3,675)	(17)

Total deposits	90,321	89,425	88,971	89,011	88,353	896	1	1,968	2

Equity	4,774	4,774	4,774	4,774	4,774	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs
Small business commercial	$9	$17	$14	$16	$11	$(8)	(47)%	$(2)	(18)%
Home equity	20	24	47	27	26	(4)	(17)	(6)	(23)
Vehicle	53	67	56	46	47	(14)	(21)	6	13
Other personal loans	13	40	27	24	18	(27)	(68)	(5)	(28)

Total net charge-offs	95	148	144	113	102	(53)	(36)	(7)	(7)

Net charge-off ratios
Small business commercial	0.35%	0.67%	0.55%	0.64%	0.44%	(0.32)%		(0.09)%
Home equity	0.30	0.37	0.77	0.47	0.49	(0.07)		(0.19)
Vehicle	1.56	1.96	1.60	1.32	1.30	(0.40)		0.26
Other personal loans	0.82	2.67	1.76	1.58	1.03	(1.85)		(0.21)
Total net charge-off ratio	0.66	1.06	1.05	0.85	0.78	(0.40)		(0.12)

Nonperforming assets
Commercial	$239	$250	$268	$255	$254	$(11)	(4)%	$(15)	(6)%
Consumer	265	290	305	315	304	(25)	(9)	(39)	(13)

Total nonperforming loans (4)	504	540	573	570	558	(36)	(7)	(54)	(10)
Other, including other real estate owned ("OREO")	57	77	117	218	231	(20)	(26)	(174)	(75)

Total nonperforming assets	561	617	690	788	789	(56)	(9)	(228)	(29)

Allowance for loan losses ($ millions)	690	677	683	688	693	13	2	(3)	—
Allowance for loan losses to period end loans (3)	1.26%	1.26%	1.29%	1.33%	1.39%	0.00%		(0.13)%
Allowance for loan losses to nonperforming loans (4)	137	126	120	121	125	11		12
Nonperforming assets to related assets	0.97	1.10	1.24	1.46	1.50	(0.13)		(0.53)

Retail Line of Business Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
DISTRIBUTION
Number of
Banking centers	1,845	1,841	1,810	1,803	1,798	4	0%	47	3%
ATMs	4,569	4,394	4,350	4,093	4,009	175	4	560	14
Relationship bankers	3,614	3,600	3,139	2,823	2,893	14	—	721	25
On-line customers (thousands)	2,693	2,436	2,184	1,922	1,701	257	11	992	58
Personal demand accounts (thousands)	4,908	4,773	4,684	4,541	4,438	135	3	470	11
Business demand accounts (thousands)	520	513	508	501	496	7	1	24	5
Debit cards issued (thousands)	5,447	5,216	5,104	4,946	4,818	231	4	629	13

RETAIL BROKERAGE ($ millions)
Mutual fund sales	$896	$622	$671	$774	$577	$274	44%	$319	55%
Annuity sales	821	864	895	759	766	(43)	(5)	55	7

Total investment sales volume	1,717	1,486	1,566	1,533	1,343	231	16	374	28

Market value customer assets—end of period ($ billions)	34.6	33.7	31.9	30.5	28.6	0.9	3	6.0	21

Number of customers—end of period (thousands)	734	721	707	694	693	13	2	41	6
Number of dedicated investment sales representatives	1,063	973	902	874	870	90	9	193	22

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $6 million, $5 million, $6 million, $6 million, and $5 million for the quarters ended March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively.
(2)	Reflects the transfer of broker dealer services operations from Investment Management Group during the first quarter of 2004.
(3)	Loans includes loans held for sale of $2,686 million, $2,496 million, $2,480 million, $2,067 million, and $2,390 million, at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in the allowance coverage statistics.
(4)	Nonperforming loans includes loans held for sale of $2 million, $2 million, $2 million, $2 million, and $2 million, at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage statistics.

Commercial Banking Line of Business Information

	2004	2003 (8)				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE (1)	$570	$586	$574	$571	$568	$(16)	(3)%	$2	0%

Banking fees and commissions	182	185	198	234	191	(3)	(2)	(9)	(5)
Credit card revenue	31	28	27	27	23	3	11	8	35
Service charges on deposits	185	188	186	185	175	(3)	(2)	10	6
Fiduciary and investment management fees	1	1	—	(1)	1	—	—	—	—
Investment securities gains/(losses)	7	6	31	(2)	—	1	17	7	N/M
Trading gains (losses)	53	32	30	(75)	17	21	66	36	N/M
Other income (loss)	(28)	—	(24)	(3)	(3)	(28)	N/M	(25)	N/M

Total noninterest income	431	440	448	365	404	(9)	(2)	27	7

Total revenue, net of interest expense	1,001	1,026	1,022	936	972	(25)	(2)	29	3

Provision for credit losses	(188)	(109)	(51)	10	128	(79)	(72)	(316)	N/M

Salaries and employee benefits (2)	314	325	297	295	278	(11)	(3)	36	13
Other expense (2)	291	302	286	306	290	(11)	(4)	1	—

Total noninterest expense	605	627	583	601	568	(22)	(4)	37	7

Income before income taxes	584	508	490	325	276	76	15	308	N/M
Applicable income taxes	159	132	127	73	56	27	20	103	N/M

Net income	$425	$376	$363	$252	$220	$49	13%	$205	93%

Memo—Revenue by activity
Lending-related revenue	$415	$471	$454	$434	$430	$(56)	(12)%	$(15)	(3)%
Credit derivative hedge portfolio	8	(35)	(51)	(143)	(54)	43	N/M	62	N/M
Global treasury services	394	405	405	395	390	(11)	(3)	4	1
Capital markets (3)	202	202	234	253	201	—	—	1	—
Other	(18)	(17)	(20)	(3)	5	(1)	(6)	(23)	N/M

FINANCIAL PERFORMANCE
Return on average common equity	23%	20%	19%	14%	12%	3%		11%
Efficiency ratio	60	61	57	64	58	(1)		2
Efficiency ratio excluding credit derivative hedge portfolio	61	59	54	56	55	2		6

Headcount:
Corporate banking (including capital markets)	2,630	2,686	2,650	2,640	2,514	(56)	(2)%	116	5%
Middle market	2,426	2,507	2,551	2,491	2,677	(81)	(3)	(251)	(9)
Global treasury services (2)	2,795	3,313	3,234	3,239	3,203	(518)	(16)	(408)	(13)
Operations, technology and other administration	2,002	1,946	1,930	2,048	2,023	56	3	(21)	(1)

Total headcount	9,853	10,452	10,365	10,418	10,417	(599)	(6)	(564)	(5)

Commercial Banking Line of Business Information

	2004	2003 (8)				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
ENDING BALANCES ($ millions)
Loans (4)	$52,661	$53,752	$54,493	$57,775	$59,484	$(1,091)	(2)%	$(6,823)	(11)%
Interests in purchased receivables (5)	28,912	32,938	—	—	—	(4,026)	(12)	28,912	N/M
Investment securities (5)	10,884	10,035	3,806	2,815	1,708	849	8	9,176	N/M
Assets	126,501	137,289	103,265	109,147	97,646	(10,788)	(8)	28,855	30

Demand deposits	26,150	26,348	27,287	30,324	27,668	(198)	(1)	(1,518)	(5)
Savings	13,622	12,263	11,269	9,332	9,670	1,359	11	3,952	41
Time	843	922	1,024	9,110	7,390	(79)	(9)	(6,547)	(89)
Foreign offices	11,222	12,223	11,619	10,838	9,221	(1,001)	(8)	2,001	22

Total deposits	51,837	51,756	51,199	59,604	53,949	81	—	(2,112)	(4)

Short–term borrowings (5)	36,772	40,717	3,783	4,507	4,440	(3,945)	(10)	32,332	N/M

Equity	7,451	7,451	7,451	7,451	7,451	—	—	—	—

AVERAGE BALANCES ($ millions)
Loans	$53,321	$53,634	$55,090	$58,046	$59,983	$(313)	(1)%	$(6,662)	(11)%
Interests in purchased receivables (5)	31,145	358	—	—	—	30,787	N/M	31,145	N/M
Investment securities (5)	9,873	3,629	2,928	1,920	1,845	6,244	N/M	8,028	N/M
Assets	130,946	97,758	101,403	99,249	94,076	33,188	34	36,870	39

Demand deposits	24,973	24,846	25,929	24,402	22,579	127	1	2,394	11
Savings	12,982	11,669	10,983	10,005	9,311	1,313	11	3,671	39
Time	915	987	2,968	3,529	8,062	(72)	(7)	(7,147)	(89)
Foreign offices	11,445	10,737	10,413	10,443	9,006	708	7	2,439	27

Total deposits	50,315	48,239	50,293	48,379	48,958	2,076	4	1,357	3

Short–term borrowings (5)	39,036	4,433	3,490	3,888	2,619	34,603	N/M	36,417	N/M

Equity	7,451	7,451	7,451	7,451	7,451	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs (recoveries)	$(8)	$66	$99	$105	$128	$(74)	N/M	$(136)	N/M
Net charge-off (recovery) ratio	(0.06)%	0.49%	0.72%	0.72%	0.85%	(0.55)%		(0.91)%

Nonperforming assets
Nonperforming loans (6)	$820	$1,036	$1,387	$1,693	$1,761	$(216)	(21)%	$(941)	(53)%
Other, including other real estate owned ("OREO")	16	22	40	22	19	(6)	(27)	(3)	(16)

Total nonperforming assets	836	1,058	1,427	1,715	1,780	(222)	(21)	(944)	(53)

Allowance for loan losses
Allowance for loan losses	1,971	2,161	2,359	2,440	2,472	(190)	(9)	(501)	(20)
Allowance for loan losses to period–end loans (4)	3.78%	4.06%	4.37%	4.25%	4.17%	(0.28)%		(0.39)%
Allowance for loan losses to nonperforming loans (6)	240	209	170	145	142	31		98

Allowance for credit losses (7)
Allowance for credit losses	2,471	2,651	2,826	2,976	3,072	(180)	(7)	(601)	(20)
Allowance for credit losses to period–end loans (4)	4.74%	4.98%	5.23%	5.18%	5.18%	(0.24)%		(0.44)%
Allowance for credit losses to nonperforming loans (6)	301	257	204	176	176	44		125

Nonperforming assets to related assets	1.59	1.97	2.62	2.97	2.99	(0.38)		(1.40)

Commercial Banking Line of Business Information

	2004	2003 (8)				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
CORPORATE BANKING ($ millions)
Ending balances
Loans	$25,835	$27,123	$27,375	$29,319	$29,923	$(1,288)	(5)%	$(4,088)	(14)%
Interests in purchased receivables (5)	28,912	32,938	—	—	—	(4,026)	(12)	28,912	N/M
Investment securities (5)	10,839	10,007	3,769	2,774	1,676	832	8	9,163	N/M
Deposits	22,855	23,685	24,414	32,730	29,824	(830)	(4)	(6,969)	(23)
Short–term borrowings (5)	36,772	40,717	3,783	4,507	4,440	(3,945)	(10)	32,332	N/M

Average balances
Loans	26,756	27,043	27,544	29,222	30,432	(287)	(1)	(3,676)	(12)
Interests in purchased receivables (5)	31,145	358	—	—	—	30,787	N/M	31,145	N/M
Investment Securities (5)	9,813	3,583	2,890	1,879	1,608	6,230	N/M	8,205	N/M
Deposits	22,913	22,849	25,221	24,251	26,791	64	—	(3,878)	(14)
Short–term borrowings (5)	39,036	4,433	3,490	3,888	2,619	34,603	N/M	36,417	N/M

Credit Quality
Net charge-offs (recoveries) ($ millions)	$(19)	$28	$56	$63	$81	$(47)	N/M	$(100)	N/M
Net charge-off (recovery) ratio	(0.28)%	0.41%	0.81%	0.86%	1.06%	(0.69)%		(1.34)%
Nonperforming loans ($ millions)	$236	$321	$526	$705	$814	$(85)	(26)%	$(578)	(71)%
Nonperforming loans to total loans	0.91%	1.18%	1.92%	2.40%	2.72%	(0.27)%		(1.81)%

Syndications
Lead arranger deals
Volume ($ billions)	$16.8	$14.4	$15.3	$15.9	$14.8	$2.4	17%	$2.0	14%
Number of transactions	72	100	76	95	46	(28)	(28)	26	57
League table standing–rank	4	4	4	4	4	—		—
League table standing–market share	9%	6%	7%	6%	9%	3%		0%

MIDDLE MARKET BANKING ($ millions)
Loans
Ending balance	$26,826	$26,629	$27,118	$28,456	$29,561	$197	1%	$(2,735)	(9)%
Average balance	26,565	26,591	27,546	28,824	29,551	(26)	—	(2,986)	(10)

Deposits
Ending balance	28,982	28,071	26,785	26,874	24,125	911	3	4,857	20
Average balance	27,402	25,390	25,072	24,128	22,167	2,012	8	5,235	24

Credit Quality
Net charge-offs ($ millions)	$11	$38	$43	$42	$47	$(27)	(71)%	$(36)	(77)%
Net charge-off ratio	0.17%	0.57%	0.62%	0.58%	0.64%	(0.40)%		(0.47)%
Nonperforming loans ($ millions)	$584	$715	$861	$988	$947	$(131)	(18)%	$(363)	(38)%
Nonperforming loans to total loans	2.18%	2.69%	3.18%	3.47%	3.20%	(0.51)%		(1.02)%

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $32 million, $30 million, $28 million, $25 million, and $23 million for the quarters ended March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively.
(2)	Reflects the transfer of lock box operations to the Corporate line of business during the first quarter of 2004.
(3)	Capital markets includes trading income and underwriting, syndicated lending and advisory fees.
(4)	Loans includes loans held for sale of $497 million, $544 million, $471 million, $327 million, and $226 million, at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage statistics.
(5)	Impacted by the adoption of FIN No. 46.
(6)	Nonperforming loans includes loans held for sale of $3 million, $3 million, $6 million, and $17 million, at December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage statistics.
(7)	The allowance for credit losses includes the allowance for loans losses of $1,971 million, $2,161 million, $2,359 million, $2,440 million, and $2,471 million and reserve for unfunded lending commitments and standby letters of credit which is included in other liabilities of $500 million, $490 million, $467 million, $536 million, and $600 million, each for the periods ending March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively.
(8)	Prior period data has been adjusted for the transfer of community development activities from the Corporate line of business.

Card Services Line of Business Information—Reported Basis (1)

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$483	$414	$414	$332	$309	$69	17%	$174	56%

Banking fees and commissions	5	9	5	9	11	(4)	(44)	(6)	(55)
Credit card revenue	813	947	895	825	774	(134)	(14)	39	5
Other income (loss)	24	(24)	(12)	34	(4)	48	N/M	28	N/M

Total noninterest income	842	932	888	868	781	(90)	(10)	61	8

Total revenue, net of interest expense	1,325	1,346	1,302	1,200	1,090	(21)	(2)	235	22

Provision for credit losses	171	168	246	182	161	3	2	10	6

Salaries and employee benefits	167	158	157	156	153	9	6	14	9
Other expense	474	457	436	408	374	17	4	100	27

Total noninterest expense	641	615	593	564	527	26	4	114	22

Income before income taxes	513	563	463	454	402	(50)	(9)	111	28
Applicable income taxes	194	216	178	175	154	(22)	(10)	40	26

Net income	$319	$347	$285	$279	$248	$(28)	(8)	$71	29

Memo: Net securitization gains (amortization)	$1	$(27)	$(13)	$17	$1	$28	N/M	$—	0%

FINANCIAL PERFORMANCE (2)
Return on average common equity	20%	22%	18%	18%	16%	(2)%		4%
Efficiency ratio	48	46	46	47	48	2		—

Headcount	10,591	10,374	10,366	10,751	10,778	217	2	(187)	(2)

ENDING BALANCES ($ millions)
Owned loans
Held in portfolio	$7,069	$6,447	$6,449	$6,308	$7,147	$622	10%	$(78)	(1)%
Held for sale (3)	5,395	5,588	7,729	7,782	5,240	(193)	(3)	155	3

Total owned loans	12,464	12,035	14,178	14,090	12,387	429	4	77	1
Seller's interest and accrued interest receivable	27,485	27,193	23,285	24,414	25,156	292	1	2,329	9

Total receivables	39,949	39,228	37,463	38,504	37,543	721	2	2,406	6

Memo: Securitized loans	34,269	37,100	36,763	35,832	35,305	(2,831)	(8)	(1,036)	(3)

Assets	45,421	44,792	42,768	43,597	42,814	629	1	2,607	6

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

Card Services Line of Business Information — Reported Basis (1)

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Owned loans
Held in portfolio	$6,757	$6,452	$6,440	$7,085	$7,791	$305	5%	$(1,034)	(13)%
Held for sale (3)	5,596	7,064	10,001	7,005	4,573	(1,468)	(21)	1,023	22

Total owned loans	12,353	13,516	16,441	14,090	12,364	(1,163)	(9)	(11)	—
Seller's interest and accrued interest receivable	26,652	23,763	21,829	23,281	26,459	2,889	12	193	1

Total receivables	39,005	37,279	38,270	37,371	38,823	1,726	5	182	—

Memo: Securitized loans	35,629	37,311	36,029	35,664	34,561	(1,682)	(5)	1,068	3

Assets	44,500	42,360	43,105	42,886	44,191	2,140	5	309	1

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs	$131	$153	$211	$182	$161	$(22)	(14)%	$(30)	(19)%

Net charge-off ratio (4)	4.24%	4.62%	5.13%	5.17%	5.24%	(0.38)%		(1.00)%

Delinquency ratios
30+ days	3.05	3.31	3.82	3.22	2.81	(0.26)		0.24
90+ days	1.46	1.55	1.78	1.49	1.30	(0.09)		0.16

Allowance for loan losses	$486	$446	$431	$396	$396	$40	9%	$90	23%
Allowance for loan losses to period-end loans held in portfolio	6.88%	6.92%	6.68%	6.28%	5.58%	(0.04)%		1.30%

OTHER DATA
Charge volume ($ billions)	$42.0	$45.5	$42.8	$40.5	$38.3	$(3.5)	(8)%	$3.7	10%
New accounts opened (thousands) (5)	985	885	895	1,823	975	100	11	10	1
Credit cards issued (thousands)	51,775	50,839	51,500	52,073	50,978	936	2	797	2
Number of cardmemberservices.com customers (millions)	5.8	5.3	4.7	4.2	3.8	0.5	9	2.0	53

Paymentech, Inc. (6)
Bank card volume ($ billions)	$45.0	$46.1	$41.1	$39.0	$35.8	$(1.1)	(2)%	$9.2	26%
Total transactions (millions)	1,957	1,967	1,770	1,697	1,586	(10)	(1)	371	23

NOTES:

(1)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on Seller's Interest is reported in net interest income. On a managed basis, net interest income, noninterest income and provision for credit losses are reported in their respective income statement lines.
(2)	See Card Services line of business results on a managed basis in the financial supplement for financial performance ratios on a managed basis.
(3)	Held for sale amounts are not included in allowance coverage statistics.
(4)	Includes net charge-offs related to loans held for sale of $3 million for the quarter ended December 31, 2003, which is recorded in noninterest income.
(5)	Net accounts opened includes originations, purchases and sales.
(6)	Paymentech statistics have been restated to include all volumes and items processed.

Card Services Line of Business Information—Managed Basis (1)

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
MANAGED FINANCIAL DATA ($ millions)
Managed net interest income—FTE	$1,757	$1,689	$1,605	$1,488	$1,477	$68	4%	$280	19%

Managed banking fees and commissions	5	9	5	9	11	(4)	(44)	(6)	(55)
Managed credit card revenue	407	532	477	438	416	(125)	(23)	(9)	(2)
Managed other income (loss)	24	(24)	(12)	34	(4)	48	N/M	28	N/M

Total managed noninterest income	436	517	470	481	423	(81)	(16)	13	3

Total managed revenue, net of interest expense	2,193	2,206	2,075	1,969	1,900	(13)	(1)	293	15

Managed provision for credit losses	1,039	1,028	1,019	951	971	11	1	68	7

Managed salaries and employee benefits	167	158	157	156	153	9	6	14	9
Managed other expense	474	457	436	408	374	17	4	100	27

Total managed noninterest expense	641	615	593	564	527	26	4	114	22

Managed income, net of expense, before taxes	$513	$563	$463	$454	$402	$(50)	(9)%	$111	28%

Memo: Net managed securitization gains (amortization)	$1	$(27)	$(13)	$17	$1	$28	N/M	$—	—

FINANCIAL PERFORMANCE ON A MANAGED BASIS:
Percentage of average managed outstandings
Managed net interest income—FTE	9.47%	8.98%	8.57%	8.17%	8.16%	0.49%		1.31%
Managed provision for credit losses	5.60	5.47	5.44	5.22	5.37	0.13		0.23
Managed noninterest income	2.35	2.75	2.51	2.64	2.34	(0.40)		0.01
Managed risk adjusted margin	6.22	6.26	5.64	5.59	5.13	(0.04)		1.09
Managed noninterest expense	3.46	3.27	3.17	3.10	2.91	0.19		0.55
Managed income, net of expense before taxes—FTE	2.76	2.99	2.47	2.49	2.22	(0.23)		0.54

Managed return on average common equity	20%	22%	18%	18%	16%	(2)%		4%
Managed efficiency ratio	29	28	29	29	28	1		1

Managed headcount	10,591	10,374	10,366	10,751	10,778	217	2	(187)	(2)

ENDING MANAGED BALANCES ($ millions)
Held in portfolio	$7,069	$6,447	$6,449	$6,308	$7,147	$622	10%	$(78)	(1)%
Held for sale (2)	5,395	5,588	7,729	7,782	5,240	(193)	(3)	155	3
Securitized	34,269	37,100	36,763	35,832	35,305	(2,831)	(8)	(1,036)	(3)
Seller's interest and accrued interest receivable	27,485	27,193	23,285	24,414	25,156	292	1	2,329	9

Total managed loans	74,218	76,328	74,226	74,336	72,848	(2,110)	(3)	1,370	2

Managed assets	79,690	81,892	79,531	79,429	78,119	(2,202)	(3)	1,571	2

Managed equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

Card Services Line of Business Information—Managed Basis (1)

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
AVERAGE MANAGED BALANCES ($ millions)
Held in portfolio	$6,757	$6,452	$6,440	$7,085	$7,791	$305	5%	$(1,034)	(13)%
Held for sale (2)	5,596	7,064	10,001	7,005	4,573	(1,468)	(21)	1,023	22
Securitized	35,629	37,311	36,029	35,664	34,561	(1,682)	(5)	1,068	3
Seller's interest and accrued interest receivable	26,652	23,763	21,829	23,281	26,459	2,889	12	193	1

Total managed loans	74,634	74,590	74,299	73,035	73,384	44	—	1,250	2

Managed assets	80,129	79,671	79,134	78,550	78,752	458	1	1,377	2

Managed equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

MANAGED CREDIT QUALITY ($ millions)
Managed net charge-offs	$999	$1,013	$984	$951	$971	$(14)	(1)%	$28	3%

Annualized managed net charge-off ratio	5.35%	5.43%	5.30%	5.21%	5.29%	(0.08)%		0.06%
Managed 12 month lagged	5.45	5.71	5.77	5.77	5.86	(0.26)		(0.41)

Managed Delinquency ratios
30+ days	3.75	3.90	3.98	3.95	4.08	(0.15)		(0.33)
90+ days	1.82	1.85	1.85	1.85	1.88	(0.03)		(0.06)

Managed allowance for loan losses	$486	$446	$431	$396	$396	$40	9%	$90	23%
Managed allowance for loan losses to period-end loans held in portfolio	6.88%	6.92%	6.68%	6.28%	5.58%	(0.04)%		1.30%

REPORTED OTHER DATA
Charge volume ($ billions)	$42.0	$45.5	$42.8	$40.5	$38.3	$(3.5)	(8)%	$3.7	10%
Net accounts opened (thousands) (3)	985	885	895	1,823	975	100	11	10	1
Credit cards issued (thousands)	51,775	$50,839	51,500	52,073	50,978	936	2	797	2
Number of cardmemberservices.com customers (millions)	5.8	5.3	4.7	4.2	3.8	0.5	9	2.0	53

Paymentech, Inc. (4)
Bank card volume ($ billions)	$45.0	$46.1	$41.1	$39.0	$35.8	$(1.1)	(2)%	$9.2	26%
Total transactions (millions)	1,957	1,967	1,770	1,697	1,586	(10)	(1)	371	23

NOTES:

(1)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on Seller's Interest is reported in net interest income. On a managed basis, net interest income, non-interest income and provision are reported in their respective income statement line.
(2)	Held for sale amounts are not included in allowance coverage statistics.
(3)	Net accounts opened includes originations, purchases and sales.
(4)	Paymentech statistics have been restated to include all volumes and items processed.

Card Services—Reconciliation of Reported and Managed Data

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE
Reported data for the period	$483	$414	$414	$332	$309
Securitization adjustments	1,274	1,275	1,191	1,156	1,168

Managed net interest income	1,757	1,689	1,605	1,488	1,477

Credit card revenue
Reported data for the period	$813	$947	$895	$825	$774
Securitization adjustments	(406)	(415)	(418)	(387)	(358)

Managed credit card revenue	407	532	477	438	416

Noninterest income
Reported data for the period	$842	$932	$888	$868	$781
Securitization adjustments	(406)	(415)	(418)	(387)	(358)

Managed noninterest income	436	517	470	481	423

Total revenue, net of interest expense
Reported data for the period	$1,325	$1,346	$1,302	$1,200	$1,090
Securitization adjustments	868	860	773	769	810

Total managed revenue, net of interest expense	2,193	2,206	2,075	1,969	1,900

Provision for credit losses
Reported data for the period	$171	$168	$246	$182	$161
Securitization adjustments	868	860	773	769	810

Managed provision for credit losses	1,039	1,028	1,019	951	971

BALANCE SHEET—ENDING BALANCES ($ millions)
Owned loans
Held in portfolio	$7,069	$6,447	$6,449	$6,308	$7,147
Held for sale	5,395	5,588	7,729	7,782	5,240

Total owned loans	12,464	12,035	14,178	14,090	12,387
Seller's interest and accrued interest receivable	27,485	27,193	23,285	24,414	25,156

Total on balance sheet loans	39,949	39,228	37,463	38,504	37,543
Securitized loans	34,269	37,100	36,763	35,832	35,305

Total managed loans	74,218	76,328	74,226	74,336	72,848

Total assets
Reported	$45,421	$44,792	$42,768	$43,597	$42,814
Securitization adjustments	34,269	37,100	36,763	35,832	35,305

Managed assets	79,690	81,892	79,531	79,429	78,119

Card Services—Reconciliation of Reported and Managed Data

	2004	2003
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET—AVERAGE BALANCES ($ millions)
Owned loans
Held in portfolio	$6,757	$6,452	$6,440	$7,085	$7,791
Held for sale	5,596	7,064	10,001	7,005	4,573

Total owned loans	12,353	13,516	16,441	14,090	12,364
Seller's interest and accrued interest receivable	26,652	23,763	21,829	23,281	26,459

Total on balance sheet loans	39,005	37,279	38,270	37,371	38,823
Securitized loans	35,629	37,311	36,029	35,664	34,561

Total managed loans	74,634	74,590	74,299	73,035	73,384

Total assets
Reported	$44,500	$42,360	$43,105	$42,886	$44,191
Securitization adjustments	35,629	37,311	36,029	35,664	34,561

Managed assets	80,129	79,671	79,134	78,550	78,752

CREDIT QUALITY ($ millions)
Net charge-offs
Reported data for the period	$131	$153	$211	$182	$161
Securitization adjustments	868	860	773	769	810

Managed net charge-offs	999	1,013	984	951	971

NOTES:
The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 73 and Note 11, "Credit Card Securitizations," of the December 31, 2003 Form 10-K for additional information related to the Corporation's securitization activity.

Investment Management Group Line of Business Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$169	$162	$115	$90	$89	$7	4%	$80	90%

Banking fees and commissions	124	119	88	70	66	5	4	58	88
Service charges on deposits	5	4	5	4	6	1	25	(1)	(17)
Fiduciary and investment management fees	185	162	156	154	151	23	14	34	23
Other income (loss)	29	29	8	2	—	—	—	29	N/M

Total noninterest income	343	314	257	230	223	29	9	120	54

Total revenue, net of interest expense	512	476	372	320	312	36	8	200	64

Provision for credit losses	(2)	—	4	6	2	(2)	N/M	(4)	N/M

Salaries and employee benefits (1)	110	119	114	109	107	(9)	(8)	3	3
Other expense (1)	193	191	110	84	86	2	1	107	N/M

Total noninterest expense	303	310	224	193	193	(7)	(2)	110	57

Income before income taxes	211	166	144	121	117	45	27	94	80
Applicable income taxes	78	61	53	45	44	17	28	34	77

Net income	$133	$105	$91	$76	$73	$28	27%	$60	82%

FINANCIAL PERFORMANCE
Return on average common equity	34%	27%	31%	32%	31%	7%		3%
Efficiency ratio	59	65	60	60	62	(6)		(3)

Headcount (1)	4,046	4,845	4,949	4,086	4,161	(799)	(16)	(115)	(3)

ENDING BALANCES ($ millions)
Commercial	$3,348	$3,236	$3,153	$3,014	$3,110	$112	3%	$238	8%
Consumer	4,258	4,144	4,002	3,565	3,553	114	3	705	20

Total loans	7,606	7,380	7,155	6,579	6,663	226	3	943	14
Assets	16,256	15,839	15,656	8,163	8,345	417	3	7,911	95

Demand deposits	1,608	1,702	971	2,036	1,853	(94)	(6)	(245)	(13)
Savings	10,033	9,414	8,327	7,812	7,814	619	7	2,219	28
Time	592	597	621	655	721	(5)	(1)	(129)	(18)
Foreign offices	226	290	219	255	215	(64)	(22)	11	5

Total deposits	12,459	12,003	10,138	10,758	10,603	456	4	1,856	18

Insurance policy and claims reserves	6,783	6,712	6,496	219	223	71	1	6,560	N/M

Equity	1,554	1,554	1,553	953	954	—	—	600	63

Investment Management Group Line of Business Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Commercial	$3,283	$3,159	$2,996	$3,034	$3,139	$124	4%	$144	5%
Consumer	4,118	4,070	3,669	3,556	3,605	48	1	513	14

Total loans	7,401	7,229	6,665	6,590	6,744	172	2	657	10
Assets	15,567	15,669	10,700	8,263	8,370	(102)	(1)	7,197	86

Demand deposits	1,716	1,734	2,019	1,765	1,742	(18)	(1)	(26)	(1)
Savings	9,569	8,893	8,032	7,678	7,274	676	8	2,295	32
Time	586	611	633	692	741	(25)	(4)	(155)	(21)
Foreign offices	157	165	165	184	158	(8)	(5)	(1)	(1)

Total deposits	12,028	11,403	10,849	10,319	9,915	625	5	2,113	21

Insurance policy and claims reserves	6,747	6,607	2,265	221	225	140	2	6,522	N/M

Equity	1,554	1,554	1,149	954	954	—	—	600	63

CREDIT QUALITY ($ millions)
Net charge-offs (recoveries)
Commercial	$(2)	$(1)	$5	$4	$1	$(1)	N/M	$(3)	N/M
Consumer	—	1	(1)	2	1	(1)	N/M	(1)	N/M

Total net charge-offs	(2)	—	4	6	2	(2)	N/M	(4)	N/M

Net charge-off ratios
Commercial	(0.24)%	(0.13)%	0.67%	0.53%	0.13%	(0.11)%		(0.37)%
Consumer	—	0.10	(0.11)	0.22	0.11	(0.10)		(0.11)
Total net charge-off ratio	(0.11)	—	0.24	0.36	0.12	(0.11)		(0.23)

Nonperforming assets
Commercial	$28	$32	$60	$67	$68	$(4)	(13)%	$(40)	(59)%
Consumer	16	10	14	13	13	6	60	3	23

Total nonperforming loans	44	42	74	80	81	2	5	(37)	(46)
Other, including other real estate owned ("OREO")	17	18	1	2	1	(1)	(6)	16	N/M

Total nonperforming assets	61	60	75	82	82	1	2	(21)	(26)

Allowance for loan losses	38	40	40	40	40	(2)	(5)	(2)	(5)
Allowance for loan losses to period–end loans	0.50%	0.54%	0.56%	0.61%	0.60%	(0.04)%		(0.10)%
Allowance for loan losses to nonperforming loans	86	95	54	50	49	(9)		37
Nonperforming assets to related assets	0.80	0.81	1.05	1.25	1.23	(0.01)		(0.43)

ASSETS UNDER MANAGEMENT ENDING BALANCES ($ millions)
Mutual Funds	$102,891	$105,489	$100,646	$102,494	$97,518	$(2,598)	(2)%	$5,373	6%
Other	85,379	81,499	74,902	68,395	60,747	3,880	5	24,632	41

Total	188,270	186,988	175,548	170,889	158,265	1,282	1	30,005	19
By type:
Money market	69,970	72,433	70,820	78,457	73,923	(2,463)	(3)	(3,953)	(5)
Equity	52,255	50,574	42,150	40,584	35,391	1,681	3	16,864	48
Fixed income	66,045	63,981	62,578	51,848	48,951	2,064	3	17,094	35

Total	188,270	186,988	175,548	170,889	158,265	1,282	1	30,005	19

Investment Management Group Line of Business Information

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%

By channel
Private client services	45,190	44,992	42,970	43,236	41,163	198	—	4,027	10
Retail brokerage	8,924	8,623	8,139	7,924	7,124	301	3	1,800	25
Institutional (2)	100,077	97,568	95,856	89,891	81,651	2,509	3	18,426	23
Commercial cash sweep	6,581	8,134	8,581	7,949	7,689	(1,553)	(19)	(1,108)	(14)
Capital markets	3,917	3,631	2,935	3,049	3,353	286	8	564	17
External (2)(3)	9,896	10,315	8,525	11,073	9,409	(419)	(4)	487	5
All other direct (2)(4)	13,685	13,725	8,542	7,767	7,876	(40)	—	5,809	74

Total	188,270	186,988	175,548	170,889	158,265	1,282	1	30,005	19

MORNINGSTAR RANKINGS
% of customer assets in funds ranked 4 or better	51%	48%	54%	53%	54%	3%		(3)%
% of customer assets in funds ranked 3 or better	84	87	88	91	88	(3)		(4)

PRIVATE CLIENT SERVICES ($ millions)
Number of private client advisors (5)	640	646	664	662	677	(6)	(1)	(37)	(5)
Number of private client offices	90	89	89	89	90	1	1	—	—

Total client assets—end of period (6)	$68,271	$67,675	$64,307	$64,270	$60,641	$596	1%	$7,630	13%

Ending balances
Loans	7,198	6,919	6,604	6,483	6,622	279	4	576	9
Deposits	12,322	11,747	10,548	10,071	9,913	575	5	2,409	24

Average balances
Loans	7,020	6,762	6,492	6,543	6,715	258	4	305	5
Deposits	11,744	10,976	10,125	9,752	9,344	768	7	2,400	26

INSURANCE GROUP ($ millions)
Consolidated gross insurance-related revenue (7)	$257	$253	$160	$118	$117	$4	$2%	$140	N/M

Ending Balances
Invested assets	6,247	6,079	6,042	407	408	168	3	5,839	N/M
Policy loans	402	411	415	—	—	(9)	(2)	402	N/M

Policies in–force – direct/assumed(thousands)	2,117	2,306	2,331	1,235	1,249	(189)	(8)	868	69

Insurance in–force – direct/assumed	235,815	231,533	228,076	12,514	12,415	4,282	2	223,400	N/M
Insurance in–force – retained	41,885	42,596	42,966	12,513	12,414	(711)	(2)	29,471	N/M
Insurance policy and claims reserves	6,783	6,712	6,496	219	223	71	1	6,560	N/M

A.M. Best rating (8)	A	A	A	—	—	—	—	—	—

NOTES:
(1)	Reflects the transfer of certain technology and operations functions to Corporate and Retail during the first quarter of 2004.
(2)	Prior period data has been adjusted for reclassifications from the external and all other direct channels to the institutional channel.
(3)	Includes broker/dealers, trust companies and registered investment advisors that sell, or offer, One Group Funds.
(4)	One Group Funds invested in other One Group Funds and other mutual funds sub-advised.
(5)	Prior period data has been adjusted to conform to current period presentation.
(6)	Fiduciary, brokerage, and other related assets (managed and non-managed).
(7)	Includes insurance revenues recorded in other lines of business.
(8)	A.M Best maintained A ratings with developing implications.

Corporate Line of Business Information

	2004	2003 (5)				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income (expense) - FTE (1)	$(214)	$(129)	$(78)	$(61)	$(67)	$(85)	(66)%	$(147)	N/M

Banking fees and commissions	(14)	(15)	(20)	(30)	(17)	1	7	3	18%
Credit card revenue	—	1	(1)	—	1	(1)	N/M	(1)	N/M
Service charges on deposits	(1)	1	—	(1)	(2)	(2)	N/M	1	50
Fiduciary and investment management fees	6	8	8	8	8	(2)	(25)	(2)	(25)
Investment securities gains (losses)	122	(173)	37	154	69	295	N/M	53	77
Trading losses	3	(9)	(7)	(1)	(13)	12	N/M	16	N/M
Other income (loss)	142	37	(105)	48	46	105	N/M	96	N/M

Total noninterest (loss) income	258	(150)	(88)	178	92	408	N/M	166	N/M

Total revenue, net of interest expense	44	(279)	(166)	117	25	323	N/M	19	76

Provision for credit losses	46	471	78	155	89	(425)	(90)	(43)	(48)

Salaries and employee benefits (2)	285	210	235	246	249	75	36	36	14
Other expense (income) (2)	(25)	75	(53)	(43)	(83)	(100)	N/M	58	70

Total noninterest expense	260	285	182	203	166	(25)	(9)	94	57

Loss before income tax benefit	(262)	(1,035)	(426)	(241)	(230)	773	75	(32)	(14)
Applicable income tax benefit	(135)	(402)	(169)	(108)	(105)	267	66	(30)	(29)

Income (Loss) from continuing operations, net of tax benefit	(127)	(633)	(257)	(133)	(125)	506	80	(2)	(2)

Discontinued Operations
Income from discontinued operations	1	604	14	14	11	(603)	N/M	(10)	(91)
Applicable income taxes	—	219	5	5	4	(219)	N/M	(4)	N/M

Income from discontinued operations, net of taxes	1	385	9	9	7	(384)	N/M	(6)	(86)

Net loss	$(126)	$(248)	$(248)	$(124)	$(118)	$122	49%	$(8)	(7)%

Headcount (2)	15,081	14,261	14,693	15,256	15,586	820	6	(505)	(3)

ENDING BALANCES ($ millions)
Loans (3)	$7,172	$8,745	$10,470	$12,434	$13,978	$(1,573)	(18)%	$(6,806)	(49)%

Assets	71,303	69,871	70,704	82,192	83,920	1,432	2	(12,617)	(15)

Memo:
Treasury investments	40,362	39,281	40,545	45,258	41,571	1,081	3	(1,209)	(3)
Principal investments	2,785	3,213	2,912	2,600	2,183	(428)	(13)	602	28

Deposits	10,102	11,301	13,235	12,821	13,217	(1,199)	(11)	(3,115)	(24)

Equity	4,458	3,279	2,272	2,718	2,776	1,179	36	1,682	61

Corporate Line of Business Information

	2004	2003 (5)				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Loans	$8,317	$9,763	$11,232	$13,016	$14,718	$(1,446)	(15)%	$(6,401)	(43)%

Assets	66,855	67,872	71,001	70,150	69,777	(1,017)	(1)	(2,922)	(4)

Deposits	10,333	11,053	12,321	12,598	13,633	(720)	(7)	(3,300)	(24)

Equity	4,027	2,977	2,477	2,922	3,081	1,050	35	946	31

CREDIT QUALITY ($ millions)
Net charge-offs	56	717	82	83	102	(661)	(92)	(46)	(45)

Nonperforming assets
Nonperforming loans (4)	433	582	673	719	799	(149)	(26)	(366)	(46)
Other, including other real estate owned ("OREO")	66	78	56	3	3	(12)	(15)	63	N/M

Total nonperforming assets	499	660	729	722	802	(161)	(24)	(303)	(38)

Allowance for loan losses ($ millions)	138	148	394	398	325	(10)	(7)	(187)	(58)
Allowance for loan losses to period-end loans	2.94%	2.76%	3.77%	3.21%	2.33%	0.18%		0.61%
Allowance for loan losses to nonperforming loans (4)	55	43	59	56	41	12		14
Nonperforming assets to related assets	6.89	7.48	6.93	5.81	5.74	(0.59)		1.15

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $7 million, $10 million, $7 million, $9 million, and $8 million for the quarters ended March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively.
(2)	Reflects the transfer of certain technology and operations functions from Commercial Banking and Investment Management Group during the first quarter of 2004.
(3)	Loans include loans held for sale of $2,479 million, $3,389 million, $17 million, $18 million, and $56 million at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage statistics.
(4)	Nonperforming loans include loans held for sale of $181 million, $239 million, $5 million, $3 million, and $3 million at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage statistics.
(5)	Prior period data has been adjusted for the transfer of community development activities to the Commercial Banking line of business.

Consolidated Balance Sheets—Reported Basis

	2004	2003				Change from
	Mar 31	Dec 31	Sept 30	June 30	Mar 31	Dec 31, 2003		Mar 31, 2003
						Amt	%	Amt	%
ASSETS ($ millions)
Cash and due from banks	$15,675	$17,089	$16,814	$19,529	$16,731	$(1,414)	(8)%	$(1,056)	(6)%
Interest-bearing due from banks	4,780	3,093	3,486	5,909	8,488	1,687	55	(3.708)	(44)
Federal funds sold and securities purchased under resale agreements	10,129	15,551	13,786	21,639	17,897	(5,422)	(35)	(7,768)	(43)
Trading assets	8,721	11,584	13,626	11,478	9,968	(2,863)	(25)	(1,247)	(13)
Derivative product assets	5,464	5,208	5,603	5,343	4,557	256	5	907	20
Investment securities	86,884	84,951	76,145	75,177	71,263	1,933	2	15,621	22
Interests in purchased receivables	28,912	32,938	—	—	—	(4,026)	(12)	28,912	N/M
Loans (1)	137,529	138,147	141,710	144,583	144,747	(618)	—	(7,218)	(5)
Allowance for loan losses	(3,323)	(3,472)	(3,907)	(3,962)	(3,926)	149	4	603	15

Loans, net	134,206	134,675	137,803	140,621	140,821	(469)	—	(6,615)	(5)
Premises and equipment	3,061	2,960	2,731	2,605	2,573	101	3	488	19
Goodwill	2,061	2,061	2,005	1,893	1,894	—	—	167	9
Other intangible assets	717	758	804	777	641	(41)	(5)	76	12
Other assets	18,980	15,695	17,670	15,028	13,631	3,285	21	5,349	39

Total assets	$319,590	$326,563	$290,473	$299,999	$288,464	$(6,973)	(2)%	$31,126	11%

LIABILITIES ($ millions)
Deposits:
Demand	$23,710	$24,485	$25,191	$34,361	$36,019	$(775)	(3)%	$(12,309)	(34)%
Savings	103,671	99,175	96,170	95,221	87,945	4,496	5	15,726	18
Time	22,054	22,942	24,263	25,977	28,063	(888)	(4)	(6,009)	(21)
Foreign offices	16,505	18,019	17,787	16,456	15,048	(1,514)	(8)	1,457	10

Total deposits	165,940	164,621	163,411	172,015	167,075	1,319	1	(1,135)	(1)
Federal funds purchased and securities sold under repurchase agreements	14,803	20,573	24,464	25,382	19,307	(5,770)	(28)	(4,504)	(23)
Other short-term borrowings	41,042	47,740	11,098	13,526	12,803	(6,698)	(14)	28,239	N/M
Long-term debt	45,312	46,764	44,225	46,070	44,950	(1,452)	(3)	362	1
Insurance policy and claims reserves	6,783	6,713	6,496	219	223	70	1	6,560	N/M
Derivative product liabilities	4,244	4,050	4,688	4,188	3,983	194	5	261	7
Other liabilities	16,868	12,683	13,680	16,342	17,807	4,185	33	(939)	(5)

Total liabilities	294,992	303,144	268,062	277,742	266,148	(8,152)	(3)	28,844	11

STOCKHOLDERS’ EQUITY ($ millions)
Common stock	$12	$12	$12	$12	$12	$—	0%	$—	0%
Surplus	10,518	10,290	10,254	10,240	10,246	228	2	272	3
Retained earnings	16,242	15,514	14,816	14,213	13,594	728	5	2,648	19
Accumulated other adjustments to stockholders’ equity	340	127	(75)	(76)	(36)	213	N/M	376	N/M
Deferred compensation	(332)	(189)	(220)	(245)	(275)	(143)	(76)	(57)	(21)
Treasury stock	(2,182)	(2,335)	(2,376)	(1,887)	(1,225)	153	7	(957)	(78)

Total stockholders’ equity	24,598	23,419	22,411	22,257	22,316	1,179	5	2,282	10

Total liabilities and stockholders’ equity	$319,590	$326,563	$290,473	$299,999	$288,464	$(6,973)	(2)%	$31,126	11%

Common Shares—period-end (millions)
Issued	1,181	1,181	1,181	1,181	1,181	—	—	—	—
Treasury shares	56	61	63	51	33	(5)	(8)	23	70

Outstanding	1,125	1,120	1,118	1,130	1,148	5	—	(23)	(2)

NOTES:

(1)	Loans include loans held for sale of $11.1 billion, $12.0 billion, $10.7 billion, $10.2 billion, and $7.9 billion, at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage ratios.

Credit Quality Statistics—Reported Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
($ millions)
Provision for credit losses	$141	$672	$416	$461	$496	$(531)	(79)%	$(355)	(72)%

Gross charge-offs	385	1,206	642	618	597	(821)	(68)	(212)	(36)
Recoveries	113	122	102	129	102	(9)	(7)	11	11

Total net charge-offs	272	1,084	540	489	495	(812)	(75)	(223)	(45)

Net charge-offs
Retail	95	148	144	113	102	(53)	(36)	(7)	(7)
Commercial Banking:
Corporate Banking	(19)	28	56	63	81	(47)	N/M	(100)	N/M
Middle Market Banking	11	38	43	42	47	(27)	(71)	(36)	(77)

Total Commercial Banking	(8)	66	99	105	128	(74)	N/M	(136)	N/M
Card Services	131	153	211	182	161	(22)	(14)	(30)	(19)
Investment Management Group	(2)	—	4	6	2	(2)	N/M	(4)	N/M
Corporate	56	717	82	83	102	(661)	(92)	(46)	(45)

Total net charge-offs	272	1,084	540	489	495	(812)	(75)	(223)	(45)

Memo: Card Services—Managed Basis	999	1,013	984	951	971	(14)	(1)	28	3

Net charge-off ratios
Retail	0.66%	1.06%	1.05%	0.85%	0.78%	(0.40)%		(0.12)%
Commercial Banking:
Corporate Banking	(0.28)	0.41	0.81	0.86	1.07	(0.69)		(1.35)
Middle Market Banking	0.17	0.57	0.62	0.58	0.64	(0.40)		(0.47)
Total Commercial Banking	(0.06)	0.49	0.72	0.72	0.85	(0.55)		(0.91)
Card Services	4.24	4.62	5.13	5.17	5.24	(0.38)		(1.00)
Investment Management Group	(0.11)	—	0.24	0.36	0.12	(0.11)		(0.23)
Corporate	2.69	29.38	2.92	2.55	2.77	(26.69)		(0.08)
Total net charge-off ratio	0.78	3.11	1.50	1.35	1.35	(2.33)		(0.57)

Memo: Card Services—Managed Basis	5.35	5.43	5.30	5.21	5.29	(0.08)		0.06

Allowance for loan losses—period-end	$3,323	$3,472	$3,907	$3,962	$3,926	$(149)	(4)%	$(603)	(15)%
Allowance for credit losses—period-end (2)	3,831	3,962	4,374	4,498	4,526	(131)	(3)	(695)	(15)

Credit Quality Statistics—Reported Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
($ millions)

Nonperforming assets - period-end
Nonperforming loans
Retail	$504	$540	$573	$570	$558	$(36)	(7)%	$(54)	(10)%
Commercial Banking
Corporate Banking	236	321	526	705	814	(85)	(26)	(578)	(71)
Middle Market Banking	584	715	861	988	947	(131)	(18)	(363)	(38)

Total Commercial Banking	820	1,036	1,387	1,693	1,761	(216)	(21)	(941)	(53)
Investment Management Group	44	42	74	80	81	2	5	(37)	(46)
Corporate	433	582	673	719	799	(149)	(26)	(366)	(46)

Total nonperforming loans (1)	1,801	2,200	2,707	3,062	3,199	(399)	(18)	(1,398)	(44)
Other, including other real estate owned	156	195	214	245	254	(39)	(20)	(98)	(39)

Total nonperforming assets	$1,957	$2,395	$2,921	$3,307	$3,453	$(438)	(18)%	$(1,496)	(43)%

Nonperforming assets to related assets	1.42%	1.73%	2.06%	2.28%	2.38%	(0.31)%		(0.96)%
Allowance for loan losses to period-end loans	2.63	2.75	2.98	2.95	2.87	(0.12)		(0.24)
Allowance for loan losses to nonperforming loans (1)	205	178	145	130	124	27		81
Allowance for credit losses to period-end loans (2)	3.03	3.14	3.34	3.35	3.31	(0.11)		(0.28)
Allowance for credit losses to nonperforming loans (1)(2)	237	203	162	147	142	34		95

Credit card delinquency rate
Reported Basis
30+ days	3.05	3.31	3.82	3.22	2.81	(0.26)		0.24
90+ days	1.46	1.55	1.78	1.49	1.30	(0.09)		0.16
Managed Basis
30+ days	3.75	3.90	3.98	3.95	4.08	(0.15)		(0.33)
90+ days	1.82	1.85	1.85	1.85	1.88	(0.03)		(0.06)

COMMERCIAL LOAN SALES ($ millions)

Loans sold and loans transferred to loans held for sale
Nonperforming loans	$55	$36	$132	$28	$75	$19	53%	$(20)	(27)%
Other loans with credit related losses	59	241	121	217	84	(182)	(76)	(25)	(30)
Other loans	128	105	4	41	73	23	22	55	75

Total	$242	$382	$257	$286	$232	$(140)	(37)%	$10	4%

Impact of sales, transfers to loans held for sale and valuation adjustments on held for sale
Charge-offs on loans sold and transferred to held for sale: (3) (4)
Nonperforming loans	$7	$3	$22	$1	$10	$4	N/M	$(3)	(30)%
Other loans with credit related losses	1	6	11	21	10	(5)	(83)%	(9)	(90)

Total charge-offs to allowance	8	9	33	22	20	(1)	(11)	(12)	(60)
(Gains) losses on loans sold and held for sale	(14)	(34)	(25)	(14)	(8)	20	59	(6)	(75)

Total	$(6)	$(25)	$8	$8	$12	$19	76%	$(18)	N/M

NOTES:

(1)	Nonperforming loans include loans held for sale of $183 million, $244 million, $10 million, $11 million, and $22 million at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively. These amounts are not included in allowance coverage statistics.
(2)	The allowance for credit losses includes the allowance for loan losses of $3,323 million, $3,472 million, $3,907 million, $3,962 million, and $3,926 million and reserve for unfunded lending commitments and standby letters of credit which is included in other liabilities of $508 million, $490 million, $467 million, $536 million, and $600 million, at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003, respectively.
(3)	These charge-offs are included in Commercial Banking net charge-offs.
(4)	When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss.

Capital and Intangible Assets

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
SELECTED CAPITAL RATIOS

Regulatory risk-based capital
Tier 1 capital	$25,462	$24,499	$23,708	$23,721	$23,832	$963	4%	$1,630	7%
Tier 2 capital	8,954	9,135	9,180	9,316	9,035	(181)	(2)	(81)	(1)

Total capital	$34,416	$33,634	$32,888	$33,037	$32,867	$782	2%	$1,549	5%

Total risk-weighted assets	$249,247	$245,441	$243,130	$243,779	$238,529	$3,806	2%	$10,718	4%

Risk-based capital ratios
Tier 1	10.2%	10.0%	9.8%	9.7%	10.0%	0.2%		0.2%
Total	13.8	13.7	13.5	13.6	13.8	0.1		—
Leverage ratio	8.1	8.8	8.4	8.7	8.9	(0.7)		(0.8)

INTANGIBLE ASSETS ($ millions)

Goodwill	$2,061	$2,061	$2,005	$1,893	$1,894	$—	0%	$167	9%
Other nonqualifying intangibles	281	290	302	303	239	(9)	(3)	42	18

Subtotal	2,342	2,351	2,307	2,196	2,133	(9)	—	209	10
Qualifying intangibles	436	468	502	474	402	(32)	(7)	34	8

Total intangibles	$2,778	$2,819	$2,809	$2,670	$2,535	$(41)	(1)%	$243	10%

Average Balance Sheets, Yields & Rates—Reported Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$14,008	$16,316	$17,029	$17,775	$17,672	$(2,308)	(14)%	$(3,664)	(21)%
Trading assets	10,187	12,139	11,669	10,211	8,414	(1,952)	(16)	1,773	21
Investment securities
U.S. government and federal agency	37,483	35,817	36,937	33,356	29,030	1,666	5	8,453	29
States and political subdivisions	1,311	1,300	1,278	1,237	1,169	11	1	142	12
Other	45,556	38,662	33,523	32,142	34,851	6,894	18	10,705	31

Total investment securities	84,350	75,779	71,738	66,735	65,050	8,571	11	19,300	30
Interests in purchased receivables (1)	31,145	358	—	—	—	30,787	N/M	31,145	N/M
Loans (2)	138,652	139,741	144,162	144,635	146,419	(1,089)	(1)	(7,767)	(5)

Total earning assets	278,342	244,333	244,598	239,356	237,555	34,009	14	40,787	17
Allowance for loan losses	(3,446)	(3,676)	(4,012)	(3,999)	(3,958)	230	6	512	13
Other assets—nonearning	42,697	41,089	43,090	41,452	38,892	1,608	4	3,805	10

Total managed assets	$317,593	$281,746	$283,676	$276,809	$272,489	$35,847	13%	$45,104	17%

Liabilities and Stockholders' Equity
Deposits—interest-bearing (3)
Savings	$10,732	$10,483	$10,453	$10,260	$9,662	$249	2%	$1,070	11%
Money market	69,419	66,925	64,728	62,881	60,886	2,494	4	8,533	14
Time	22,467	23,471	25,014	27,104	29,401	(1,004)	(4)	(6,934)	(24)
Foreign offices (4)	16,328	16,085	16,244	15,985	14,513	243	2	1,815	13

Total deposits—interest-bearing	118,946	116,964	116,439	116,230	114,462	1,982	2	4,484	4
Federal funds purchased and securities under repurchase agreements	16,914	21,491	23,003	20,383	16,866	(4,577)	(21)	48	—
Other short-term borrowings (1)	44,454	10,935	11,216	13,413	12,433	33,519	N/M	32,021	N/M
Long-term debt (5)	46,285	44,313	45,248	45,014	44,630	1,972	4	1,655	4

Total interest-bearing liabilities	226,599	193,703	195,906	195,040	188,391	32,896	17	38,208	20
Noninterest-bearing deposits	44,051	43,156	45,995	44,077	46,397	895	2	(2,346)	(5)
Other liabilities	22,776	21,770	19,563	15,230	15,080	1,006	5	7,696	51
Common stockholders' equity	24,167	23,117	22,212	22,462	22,621	1,050	5	1,546	7

Total liabilities and equity	$317,593	$281,746	$283,676	$276,809	$272,489	$35,847	13%	$45,104	17%

Average Balance Sheets, Yields & Rates - Reported Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME / EXPENSE ($ millions)
Assets
Short-term investments	$40	$43	$41	$50	$54	$(3)	(7)%	$(14)	(26)%
Trading assets (6)	95	107	100	87	74	(12)	(11)	21	28
Investment securities (6)
U.S. government and federal agency	455	393	366	336	280	62	16	175	63
States and political subdivisions	21	22	21	21	20	(1)	(5)	1	5
Other	557	538	466	444	481	19	4	76	16

Total investment securities	1,033	953	853	801	781	80	8	252	32
Interests in purchased receivables (1)	93	—	—	—	—	93	N/M	93	N/M
Loans (2) (6)	2,081	2,114	2,219	2,231	2,315	(33)	(2)	(234)	(10)

Total earning assets	$3,342	$3,217	$3,213	$3,169	$3,224	$125	4%	$118	4%

Liabilities
Deposits—interest-bearing (3)
Savings	$13	$13	$19	$14	$14	$—	0%	$(1)	(7)%
Money market	171	166	154	171	174	5	3	(3)	(2)
Time	227	231	251	274	306	(4)	(2)	(79)	(26)
Foreign offices (4)	61	59	59	65	61	2	3	—	—

Total deposits—interest-bearing	472	469	483	524	555	3	1	(83)	(15)
Federal funds purchased and securities under repurchase agreements	53	66	70	73	62	(13)	(20)	(9)	(15)
Other short-term borrowings (1)	171	83	81	90	87	88	N/M	84	97
Long-term debt (5)	397	445	452	473	499	(48)	(11)	(102)	(20)

Total interest-bearing liabilities	$1,093	$1,063	$1,086	$1,160	$1,203	$30	3%	$(110)	(9)%

Interest income	$3,342	$3,217	$3,213	$3,169	$3,224	$125	4%	$118	4%
Interest expense	1,093	1,063	1,086	1,160	1,203	30	3	(110)	(9)

Net interest income	$2,249	$2,154	$2,127	$2,009	$2,021	$95	4%	$228	11%

Average Balance Sheets, Yields & Rates—Reported Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
YIELDS AND RATES
Assets
Short-term investments	1.15%	1.05%	0.96%	1.13%	1.24%		0.10%		(0.09)%
Trading assets (6)	3.75	3.50	3.40	3.42	3.57		0.25		0.18
Investment securities (6)
U.S. government and federal agency	4.88	4.35	3.93	4.04	3.91		0.53		0.97
States and political subdivisions	6.44	6.71	6.52	6.81	6.94		(0.27)		(0.50)
Other	4.92	5.52	5.52	5.54	5.60		(0.60)		(0.68)
Total investment securities	4.93	4.99	4.72	4.81	4.87		(0.06)		0.06
Interests in purchased receivables (1)	1.20	—	—	—	—		1.20		1.20
Loans (2)	6.04	6.00	6.11	6.19	6.41		0.04		(0.37)
Total earning assets	4.83	5.22	5.21	5.31	5.50		(0.39)		(0.67)
Liabilities
Deposits—interest-bearing (3)
Savings	0.49	0.49	0.72	0.55	0.59		—		(0.10)
Money market	0.99	0.98	0.94	1.09	1.16		0.01		(0.17)
Time	4.06	3.90	3.98	4.05	4.22		0.16		(0.16)
Foreign offices (4)	1.50	1.46	1.44	1.63	1.70		0.04		(0.20)
Total deposits—interest-bearing	1.60	1.59	1.65	1.81	1.97		0.01		(0.37)
Federal funds purchased and securities sold under repurchase agreements	1.26	1.22	1.21	1.44	1.49		0.04		(0.23)
Other short-term borrowings (1)	1.55	3.01	2.87	2.69	2.84		(1.46)		(1.29)
Long-term debt (5)	3.45	3.98	3.96	4.21	4.53		(0.53)		(1.08)
Total interest-bearing liabilities	1.94	2.18	2.20	2.39	2.59		(0.24)		(0.65)

Interest income/earning assets	4.83	5.22	5.21	5.31	5.50		(0.39)		(0.67)
Interest expense/earning assets	1.58	1.72	1.76	1.94	2.05		(0.14)		(0.47)

Net interest margin	3.25%	3.50%	3.45%	3.37%	3.45%		(0.25)%		(0.20)%

NOTES:

(1)	Impacted by the adoption of FIN 46.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facility deposit balances in domestic offices and balances of Edge Act and oveseas offices.
(5)	Includes trust preferred capital securities.
(6)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.

Average Balance Sheets, Yields & Rates—Managed Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$14,008	$16,316	$17,029	$17,775	$17,672	$(2,308)	(14)%	$(3,664)	(21)%
Trading assets	10,187	12,139	11,669	10,211	8,414	(1,952)	(16)	1,773	21
Investment securities
U.S. government and federal agency	37,483	35,817	36,937	33,356	29,030	1,666	5	8,453	29
States and political subdivisions	1,311	1,300	1,278	1,237	1,169	11	1	142	12
Other	19,758	15,604	12,268	9,420	8,958	4,154	27	10,800	N/M

Total investment securities	58,552	52,721	50,483	44,013	39,157	5,831	11	19,395	50
Interests in purchased receivables (1)	31,145	358	—	—	—	30,787	N/M	31,145	N/M
Managed loans (2)	200,933	200,815	202,020	203,580	207,439	118	—	(6,506)	(3)

Total managed earning assets	314,825	282,349	281,201	275,579	272,682	32,476	12	42,143	15
Allowance for loan losses	(3,446)	(3,676)	(4,012)	(3,999)	(3,958)	230	6	512	13
Other assets—nonearning	41,843	40,384	42,516	40,893	38,326	1,459	4	3,517	9

Managed total assets	$353,222	$319,057	$319,705	$312,473	$307,050	$34,165	11%	$46,172	15%

Liabilities and Stockholders' Equity
Deposits—interest-bearing (3)
Savings	$10,732	$10,483	$10,453	$10,260	$9,662	$249	2%	$1,070	11%
Money market	69,419	66,925	64,728	62,881	60,886	2,494	4	8,533	14
Time	22,467	23,471	25,014	27,104	29,401	(1,004)	(4)	(6,934)	(24)
Foreign offices (4)	16,328	16,085	16,244	15,985	14,513	243	2	1,815	13

Total deposits—interest-bearing	118,946	116,964	116,439	116,230	114,462	1,982	2	4,484	4
Federal funds purchased and securities sold under repurchase agreements	16,914	21,491	23,003	20,383	16,866	(4,577)	(21)	48	—
Managed other short-term borrowings (1)	80,083	48,246	47,245	49,077	46,994	31,837	66	33,089	70
Long-term debt (5)	46,285	44,313	45,248	45,014	44,630	1,972	4	1,655	4

Total managed interest-bearing liabilities	262,228	231,014	231,935	230,704	222,952	31,214	14	39,276	18
Noninterest-bearing deposits	44,051	43,156	45,995	44,077	46,397	895	2	(2,346)	(5)
Other liabilities	22,776	21,770	19,563	15,230	15,080	1,006	5	7,696	51
Common stockholders' equity	24,167	23,117	22,212	22,462	22,621	1,050	5	1,546	7

Total managed liabilities and equity	$353,222	$319,057	$319,705	$312,473	$307,050	$34,165	11%	$46,172	15%

Average Balance Sheets, Yields & Rates—Managed Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
INCOME / EXPENSE ($ millions)
Assets
Short-term investments	$40	$43	$41	$50	$54	$(3)	(7)%	$(14)	(26)%
Trading assets (6)	95	107	100	87	74	(12)	(11)	21	28
Investment securities (6)
U.S. government and federal agency	455	393	366	336	280	62	16	175	63
States and political subdivisions	21	22	21	21	20	(1)	(5)	1	5
Other	134	161	115	80	76	(27)	(17)	58	76

Total investment securities	610	576	502	437	376	34	6	234	62
Interests in purchased receivables (1)	93	—	—	—	—	93	N/M	93	N/M
Managed loans (2) (6)	3,932	3,933	3,920	3,916	4,054	(1)	—	(122)	(3)

Total managed earning assets	$4,770	$4,659	$4,563	$4,490	$4,558	$111	2%	$212	5%

Liabilities
Deposits—interest-bearing (3)
Savings	$13	$13	$19	$14	$14	$—	0%	$(1)	(7)%
Money market	171	166	154	171	174	5	3	(3)	(2)
Time	227	231	251	274	306	(4)	(2)	(79)	(26)
Foreign offices (4)	61	59	59	65	61	2	3	—	—

Total deposits—interest-bearing	472	469	483	524	555	3	1	(83)	(15)
Federal funds purchased and securities sold under repurchase agreements	53	66	70	73	62	(13)	(20)	(9)	(15)
Managed other short-term borrowings (1)	325	250	240	255	253	75	30	72	28
Long-term debt (5)	397	445	452	473	499	(48)	(11)	(102)	(20)

Total managed interest-bearing liabilities	$1,247	$1,230	$1,245	$1,325	$1,369	$17	1%	$(122)	(9)%

Managed interest income	$4,770	$4,659	$4,563	$4,490	$4,558	$111	2%	$212	5%
Managed interest expense	1,247	1,230	1,245	1,325	1,369	17	1	(122)	(9)

Managed net interest income	$3,523	$3,429	$3,318	$3,165	$3,189	$94	3%	$334	10%

Average Balance Sheets, Yields & Rates—Managed Basis

	2004	2003				Change from
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4Q03		1Q03
						Amt	%	Amt	%
YIELDS AND RATES
Assets
Short-term investments	1.15%	1.05%	0.96%	1.13%	1.24%	0.10%		(0.09)%
Trading assets (6)	3.75	3.50	3.40	3.42	3.57	0.25		0.18
Investment securities (6)
U.S. government and federal agency	4.88	4.35	3.93	4.04	3.91	0.53		0.97
States and political subdivisions	6.44	6.71	6.52	6.81	6.94	(0.27)		(0.50)
Other	2.73	4.09	3.72	3.41	3.44	(1.36)		(0.71)
Total investment securities	4.19	4.33	3.95	3.98	3.89	(0.14)		0.30
Interests in purchased receivables (1)	1.20	—	—	—	—	1.20		1.20
Managed loans (2)	7.87	7.77	7.70	7.72	7.93	0.10		(0.06)
Total managed earning assets	6.09	6.55	6.44	6.54	6.78	(0.46)		(0.69)

Liabilities
Deposits—interest-bearing (3)
Savings	0.49	0.49	0.72	0.55	0.59	—		(0.10)
Money market	0.99	0.98	0.94	1.09	1.16	0.01		(0.17)
Time	4.06	3.90	3.98	4.05	4.22	0.16		(0.16)
Foreign offices (4)	1.50	1.46	1.44	1.63	1.70	0.04		(0.20)
Total deposits—interest-bearing	1.60	1.59	1.65	1.81	1.97	0.01		(0.37)
Federal funds purchased and securities sold under repurchase agreements	1.26	1.22	1.21	1.44	1.49	0.04		(0.23)
Managed other short-term borrowings (1)	1.63	2.06	2.02	2.08	2.18	(0.43)		(0.55)
Long-term debt (5)	3.45	3.98	3.96	4.21	4.53	(0.53)		(1.08)
Total managed interest-bearing liabilities	1.91	2.11	2.13	2.30	2.49	(0.20)		(0.58)

Managed interest income/managed earning assets	6.09	6.55	6.44	6.54	6.78	(0.46)		(0.69)
Managed interest expense/managed earning assets	1.59	1.73	1.76	1.93	2.04	(0.14)		(0.45)

Managed net interest margin	4.50%	4.82%	4.68%	4.61%	4.74%	(0.32)%		(0.24)%

NOTES:

(1)	Impacted by the adoption of FIN 46.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept into money market. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facility deposit balances in domestic offices and balances of Edge Act and overseas offices.
(5)	Includes trust preferred capital securities.
(6)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.

Definitions of Key Terms

GLOSSARY FOR SELECTED NONINTEREST INCOME CATEGORIES

Banking fees and commissions	Insurance fees, documentary fees, commitment fees, mutual fund commissions, leasing fees, safe deposit fees, official checks fees, ATM interchange and miscellaneous other fee revenue.

Credit card revenue	Related to Card Services, consumer and small business credit card fees; related to Retail, debit card fees; and related to Commercial, Commercial card fees

Fiduciary and investment management fees	Asset management fees, personal trust fees and advisory fees.

Fully Taxable Equivalent (“FTE”)	Net interest income and tax expense in the income statement is grossed up for tax-exempt securities in order to present results on a basis comparable to taxable securities.

Investment security gains (losses)	Venture capital and investment securities (losses).

Other income (loss)	Net securitization gains (losses), net gains (losses) on Corporation transactions and/or asset sales/dispositions.

Service charges on deposits	Deficient balance fees, non-sufficient funds/overdraft fees and other service related fees.

Trading	Realized and unrealized mark-to-market changes from trading assets, derivative financial instruments and foreign exchange products.